                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CORRECTIONS CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   (CCA LOGO)

                       CORRECTIONS CORPORATION OF AMERICA

                               November   , 2000

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Corrections Corporation of America (the "Company") to be held at 10:00 a.m., local time, on Wednesday, December 13, 2000, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee.

     The formal Notice of the meeting, as well as the proxy statement and form of proxy, are included with this letter. Excerpts from the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 1999, as updated by the Company's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2000, June 30, 2000 and September 30, 2000, are also enclosed for your review.

     At the meeting, there will be discussion of the specific matters to be acted upon by the common stockholders of the Company, all of which are described in detail in the accompanying proxy statement. In addition, there will be a review of the recent restructuring of the Company, including the successful merger of the Company with its primary tenant, and the progress of the combined company since the completion of the restructuring. Stockholders will also be given an opportunity to ask management questions of general interest concerning the Company.

     Regardless of the number of shares you own, it is important that your views be represented. Accordingly, whether or not you plan to attend the meeting in person, I urge you to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

     Your Board of Directors and the Company's management look forward to greeting those stockholders who are able to attend.

                                          Sincerely,

                                          William F. Andrews
                                          Chairman of the Board of Directors

                                          John D. Ferguson
                                          Chief Executive Officer and President

                       CORRECTIONS CORPORATION OF AMERICA
                           10 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, DECEMBER 13, 2000

     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Corrections Corporation of America (the "Company") will be held at 10:00 a.m., local time, on Wednesday, December 13, 2000, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

     (1) To consider and elect nine directors to serve on the Company's Board of Directors until the 2001 annual meeting of the Company's stockholders and until their respective successors are duly elected and qualified;

     (2) To consider and approve an amendment to the Company's Charter to effect a reverse stock split of the Company's common stock at a ratio to be determined in the discretion of the Company's Board of Directors, provided that such ratio shall not be less than one-for-ten and shall not exceed one-for-twenty and to effect a related reduction of the stated capital of the Company;

     (3) To consider and approve (i) an amendment to the Company's 1997 Employee Share Incentive Plan to, among other things, increase the number of shares of the Common Stock reserved and authorized for issuance pursuant to the plan and (ii) the adoption of a new equity incentive plan for the directors, executive officers and other key employees of the Company;

     (4) To consider and ratify the action of the Company's Board of Directors in selecting the firm of Arthur Andersen LLP to be the independent auditors of the Company for the fiscal year ending December 31, 2000, and to perform such other services as may be requested; and

     (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Pursuant to the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on Thursday, November 9, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     Your attention is directed to the proxy statement accompanying this Notice of Annual Meeting for more complete information regarding the matters to be presented and acted upon at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,

                                          Darrell K. Massengale, Secretary
November   , 2000
Nashville, Tennessee

                          YOUR VOTE IS VERY IMPORTANT.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND PERSONALLY CAST YOUR VOTE AT THE MEETING.

                                   (CCA LOGO)

                       CORRECTIONS CORPORATION OF AMERICA

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, DECEMBER 13, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Corrections Corporation of America (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, December 13, 2000, at 10:00 a.m., local time, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote:

     - to elect nine directors;

     - to approve an amendment to the Company's Charter to effect a reverse stock split of the Company's common stock at a ratio to be determined in the discretion of the Company's Board of Directors, provided that such ratio shall not be less than one-for-ten and shall not exceed one-for-twenty and to effect a related reduction of the stated capital of the Company (the "Reverse Stock Split");

     - to approve (i) an amendment to the Company's 1997 Employee Share Incentive Plan to, among other things, increase the number of shares of common stock reserved and authorized for issuance pursuant to the plan and (ii) the adoption of a new equity incentive plan for the directors, executive officers, and other key employees of the Company (collectively, the "Equity Incentive Plan Amendment and Adoption");

     - to ratify the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000; and

     - upon any other matters properly brought before the Annual Meeting and at any adjournments or postponements thereof.

                            ------------------------

     This Proxy Statement is first being mailed or delivered to the Company's
stockholders on or about November   , 2000.

     The Board of Directors has fixed the close of business on Thursday, November 9, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [159,068,246] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being sent to stockholders entitled to notice of and to vote at the Annual Meeting on or about [Wednesday, November 15, 2000]. Holders of the Company's outstanding Common Stock as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held by them on each item presented at the Annual Meeting.

     As of the mailing date of this Proxy Statement, the Company has 4,300,000 shares of its 8% Series A Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), issued and outstanding and approximately 6,216,181 shares of its Series B Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), issued and outstanding. Pursuant to the terms of the Series A Preferred Stock and the Series B Preferred Stock, the holders of such shares do not possess any voting rights with respect to the items presented at the Annual Meeting.

     The presence, in person or by proxy, of the Company's stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders, and, therefore, abstentions will not have any effect on the result of a vote. If a broker, other record holder or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter, those shares will not be considered present and will not affect the outcome of the vote. The existence of a quorum, however, will be determined based on (i) the number of shares held by stockholders present in person plus (ii) the largest number of shares represented by proxies in which, on any proposal, votes have been cast or as to which, on that proposal, authority to vote has not been withheld. Accordingly, if a broker, other record holder or nominee has exercised discretionary authority or has not withheld authority to vote with respect to a proposal, the shares represented by that proxy will be counted as votes present at the Annual Meeting, and the number of shares present at the Annual Meeting will not be reduced by the withholding of authority to vote shares represented by that proxy on a different proposal.

     Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. Shares of Common Stock represented by a properly executed proxy received prior to the vote at the Annual Meeting which are not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: (i) FOR the election of each of the nine nominees for director of the Company as named in this Proxy Statement; (ii) FOR approval of the Reverse Stock Split;
(iii) FOR approval of the Equity Incentive Plan Amendment and Adoption; and (iv) FOR ratification of the Board of Directors' selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the duly appointed proxy holders.

     A stockholder of record as of the Record Date may revoke a properly submitted proxy at any time before it has been voted by filing a written revocation with the Secretary of the Company at the address of the Company set forth herein, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a properly submitted proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a properly executed proxy previously received by the Company.

     The cost of soliciting proxies from stockholders will be borne by the Company. Such solicitation will initially be made by mail. The Company has retained Corporate Communications, Inc. to assist in the solicitation of proxies. It is estimated that the fees of Corporate Communications, Inc. for such services will be approximately $15,000, plus all out-of-pocket costs and expenses, all of which will be paid by the Company. In addition, proxy solicitation may be made personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Common Stock. The Company will reimburse such parties for the reasonable out-of-pocket expenses incurred in connection with such distribution.

     The Company's directors and executive officers, and their affiliates, not including Sodexho Alliance, S.A., beneficially own approximately [3.3%] of the outstanding shares of the Company's Common Stock as of the Record Date and have indicated their intent to vote in favor of each of the proposals set forth herein.

                         INFORMATION ABOUT THE COMPANY

     The Company, together with two affiliated service companies, Prison Management Services, Inc., a Tennessee corporation ("PMSI"), and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation ("JJFMSI"), is the nation's largest provider of detention and corrections services to governmental agencies. The Company and its affiliated companies are the industry leader in private sector corrections with approximately 61,462 beds in 68 facilities under contract for management in the United States and Puerto Rico. The Company owns 45 correctional and detention facilities with a design capacity of approximately 41,963 beds in the United States and the United Kingdom, 36 of which are also operated by the Company and its affiliated companies. The Company's full range of services includes design, construction, ownership, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services. The Company's principal executive offices are located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

     Effective October 1, 2000, the Company completed a series of previously announced restructuring transactions (collectively, the "Restructuring") which included, among other things, the merger of Corrections Corporation of America, a Tennessee corporation ("Operating Company"), the Company's primary tenant and the operator and manager of the substantial majority of the facilities owned by the Company, with and into a wholly owned subsidiary of the Company. Following requisite stockholder approval, the Company also amended its Charter to accommodate the transactions contemplated by the merger, including: (i) amending the Company's Charter to allow the Company, commencing with its 2000 taxable year, to elect not to operate and qualify as a real estate investment trust, or REIT, for federal income tax purposes; (ii) increasing the amount of the Company's authorized capital stock; and (iii) changing the name of the Company from "Prison Realty Trust, Inc." to "Corrections Corporation of America." As part of the Restructuring, the Company also effected a restructuring of the Company's senior management and amended its Charter to remove provisions establishing a classified Board of Directors.

     It is currently anticipated that in connection with the Restructuring, following the attainment of necessary lender and regulatory approval, each of PMSI and JJFMSI will merge with and into a wholly owned subsidiary of the Company. In such mergers, the wardens of the facilities operated by each of PMSI and JJFMSI will receive shares of the Company's Common Stock valued at approximately $1.2 million in exchange for shares of the common stock of PMSI and JJFMSI currently held by such wardens. All shares of PMSI and JJFMSI common stock held by the Company and certain subsidiaries of PMSI and JJFMSI will be canceled in the mergers. The completion of the mergers with PMSI and JJFMSI does not require the approval of the Company's stockholders.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or their substitute, will vote such proxy for the election of the nine nominees listed herein. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the persons named in the proxy, or their substitute, will vote for an alternative nominee who will be designated by the Company's Board of Directors. Proxies may be voted only for the nominees named or such alternates. Under the Bylaws and Maryland law, the affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect a director.

                    CERTAIN INFORMATION CONCERNING THE BOARD
                      OF DIRECTORS AND EXECUTIVE OFFICERS

GENERAL

     The Company's Charter provides that the Board of Directors shall consist of the number of directors determined from time to time by resolution of the Board of Directors in accordance with the Company's Bylaws except as otherwise provided in the Charter, provided that the number of directors may be no less than the minimum number required by Maryland law. By resolution of the Board of Directors, the Company's Board of Directors currently consists of eight directors as identified below. The Company's Charter does not divide the directors into classes. Accordingly, under Maryland law, all directors are to be elected annually, at the Company's annual meeting of stockholders, for a one-year term and until the next annual meeting of stockholders. The Company's Charter also requires that at least two members of the Board of Directors must be "independent directors." For purposes of the Company's Charter, an "independent director" is defined to be an individual who: (i) is not an officer or employee of the Company; (ii) is not the beneficial owner of more than 5% of any class of equity securities of the Company or an officer, employee or "affiliate" of such security holder, as defined under federal securities laws; or (iii) does not have an economic relationship with the Company that requires disclosure under federal securities laws. Under the terms of the settlement agreements with the plaintiffs in certain stockholder litigation brought against the Company in 1999 and 2000, the Company is also required to have a majority of its Board of Directors comprised of independent directors.

     Following the Company's 1999 Annual Meeting of Stockholders, the Company's Board of Directors consisted of the following 13 directors: Doctor R. Crants, chairman, C. Ray Bell, Richard W. Cardin, D. Robert Crants, III, Jean-Pierre Cuny, Michael W. Devlin, John W. Eakin, Ted Feldman, Ned Ray McWherter, Jackson
W. Moore, J. Michael Quinlan, Joseph V. Russell and Charles W. Thomas, Ph.D. At various times from May 1999 through May 2000, each of Messrs. Cardin, Eakin, McWherter, Moore and Quinlan resigned from the Company's Board of Directors. In addition, as discussed elsewhere in this Proxy Statement, in December 1999 Messrs. Crants, III and Devlin resigned from the Company's Board of Directors and as the Company's President and Chief Operating Officer, respectively. Also in December 1999, Doctor R. Crants resigned as the Chairman of the Board of Directors of the Company, and Thomas W. Beasley was appointed to serve as a member of the Board of Directors and as its Chairman. In July 2000, Doctor R. Crants also resigned as a member of the Company's Board of Directors and was terminated as the Chief Executive Officer of the Company. In August 2000, William F. Andrews was appointed to the Company's Board of Directors and to serve as its Chairman, and John D. Ferguson was appointed to the Board of Directors and to serve as its Vice-Chairman, as well as the Company's Chief Executive Officer and President. As the result of these events, the Company's Board of Directors currently consists of eight directors, as described below, only two of which qualify as independent directors.

     The Board of Directors has resolved to increase the number of directors by one, effective as of the date of the Annual Meeting. Pursuant to the Company's Charter and Maryland law, the Company is therefore seeking to have nine persons elected to the Board of Directors of the Company for a term expiring at the next annual meeting of the stockholders of the Company in 2001. Information regarding the nine nominees, which include four existing members of the Board of Directors, is set forth below, as well as information concerning those current members of the Board of Directors not nominated for an additional term. Additionally, set forth below is information concerning the executive officers of the Company. Directors' and executive officers' ages are given as of the date of this Proxy Statement.

NOMINEES STANDING FOR ELECTION AS DIRECTORS AT THE 2000 ANNUAL MEETING

NAME                                       AGE   CURRENT POSITION
----                                       ---   ----------------
William F. Andrews.......................  68    Director, Chairman of Board of Directors
John D. Ferguson.........................  55    Director, Chief Executive Officer,
                                                 President and Interim Chief Financial
                                                 Officer
Jean-Pierre Cuny.........................  45    Director
Joseph V. Russell........................  59    Independent Director
Lucius E. Burch..........................  59    Nominee for Independent Director
John D. Correnti.........................  53    Nominee for Independent Director
C. Michael Jacobi........................  58    Nominee for Independent Director
John R. Prann, Jr........................  50    Nominee for Independent Director
Henri L. Wedell..........................  59    Nominee for Independent Director

     WILLIAM F. ANDREWS was appointed as a director of the Company and as the Chairman of the Board of Directors on August 8, 2000. Mr. Andrews has been a principal of Kohlberg & Company, a private equity firm specializing in middle market investing, since 1995. Mr. Andrews served as a director of JJFMSI from its formation in 1998 to July 2000 and served as a member of the board of directors of Corrections Corporation of America, a Tennessee corporation which merged with and into the Company on December 31, 1998 ("Old CCA"), from 1986 to May 1998. Mr. Andrews has served as the chairman of Scovill Fasteners Inc., a manufacturing company, from 1995 to present and has served as the chairman of Northwestern Steel and Wire Company, a manufacturing company, from 1998 to present. From 1995 to 1998, he served as chairman of Schrader-Bridgeport International, Inc. From January 1992 through December 1994, he was chairman, president and chief executive officer of Amdura Corporation and chairman of Utica Corporation, both of which are manufacturing companies. From April 1990 through January 1992, Mr. Andrews served as the president and chief executive officer of UNR Industries, Inc., a diversified steel processor. From September 1989 to March 1990, Mr. Andrews was president of Massey Investment Company, a private investment company. Mr. Andrews serves as a director of Johnson Controls Inc., Katy Industries, Inc., Black Box Corporation and Trex Corporation, and as a director and member of the compensation committee of the board of directors of Navistar International Corporation. Mr. Andrews is a graduate of the University of Maryland and received a Masters of Business Administration from Seton Hall University.

     JOHN D. FERGUSON was appointed as a director of the Company and as its Chief Executive Officer, President and Vice-Chairman of the Board of Directors on August 4, 2000. Mr. Ferguson also currently serves as the interim Chief Financial Officer of the Company. Mr. Ferguson served as the Commissioner of Finance for the State of Tennessee from June 1996 to July 2000. As Commissioner of Finance, Mr. Ferguson served as the state's chief corporate officer and was responsible for directing the preparation and implementation of the state's $17.2 billion budget. From 1990 to February 1995, Mr. Ferguson served as the chairman and chief executive officer of Community Bancshares, Inc., the parent corporation of The Community Bank of Germantown (Tennessee). Mr. Ferguson is a former member of the State of Tennessee Board of Education and served on the Governor's Commission on Practical Government for the State of Tennessee. Mr. Ferguson graduated from Mississippi State University in 1967.

     JEAN-PIERRE CUNY currently serves as a director of the Company, a position he has held since the Company commenced operations on January 1, 1999 as the result of the merger of CCA Prison Realty Trust, a Maryland real estate investment trust ("Old Prison Realty"), with and into the Company on January 1, 1999. Mr. Cuny also previously served as a director of Operating Company prior to the completion of the Restructuring and as a director of Old CCA and Old Prison Realty prior to the merger of each of Old CCA and Old Prison Realty with and into the Company (the "1999 Merger"). Mr. Cuny serves as the senior vice president of The Sodexho Group, a French-based, leading supplier of catering and various other services to institutions and an affiliate of Sodexho Alliance, S.A. ("Sodexho"). From February 1982 to June 1987, he served as vice president in charge of development for the Aluminum Semi-Fabricated Productions Division of Pechiney, a diversified integrated producer of aluminum and other materials. Mr. Cuny graduated from Ecole Polytechnique in Paris in 1977 and from Stanford University Engineering School in 1978.

     JOSEPH V. RUSSELL currently serves as an independent director of the Company and is the Chairman of the Compensation Committee of the Board of Directors of the Company. Mr. Russell also serves as a member of the Audit Committee of the Board of Directors of the Company. Prior to the 1999 Merger, Mr. Russell served as an independent trustee for Old Prison Realty. Mr. Russell is the president and chief financial officer of Elan-Polo, Inc., a Nashville-based, privately-held, world-wide producer and distributor of footwear. Mr. Russell is also the vice president of and a principal in RCR Building Corporation, a Nashville-based, privately-held builder and developer of commercial and industrial properties. He also serves on the boards of directors of Community Care Corp., the Footwear Distributors of America Association and US Auto Insurance Company. Mr. Russell graduated from the University of Tennessee in 1963 with a B.S. in Finance.

     LUCIUS E. BURCH, III currently serves as chairman and chief executive officer of Burch Investment Group, a private venture capital firm located in Nashville, Tennessee, formerly known as Massey Burch Investment Group, Inc., a position he has held since October 1989. Mr. Burch served as a member of the Board of Directors of Old CCA from May 1998 through the completion of the 1999 Merger, and as the chairman of the board of directors of Operating Company from January 1999 through the completion of the Restructuring. Mr. Burch currently serves on the board of directors of Capital Management, Innovative Solutions in Healthcare, MCTR and United Asset Coverage, Inc. Mr. Burch graduated from the University of North Carolina where he received a B.A. degree in 1963.

     JOHN D. CORRENTI currently serves as the chairman of the board of directors and as the chief executive officer of Birmingham Steel Corporation, a publicly traded steel manufacturing company. Mr. Correnti has held these positions since December 1999. Mr. Correnti served as the president, chief executive officer and vice chairman of Nucor Corporation, a mini mill manufacturer of steel products, from 1996 to 1999 and as its president and chief operating officer from 1991 to 1996. Mr. Correnti also serves as a director of Harnishchfeger Industries and Navistar International Corporation. Mr. Correnti holds a B.S. degree in civil engineering from Clarkson University.

     C. MICHAEL JACOBI currently serves as a member of the board of directors of Webster Financial Corporation, a publicly held bank with approximately $12.0 billion in assets headquartered in Waterbury, Connecticut. Mr. Jacobi also currently serves as a member of the board of directors of Hometown Auto Retailers, a publicly held company located in Watertown, Connecticut engaged in the consolidation of automobile dealerships, as well as a member of the boards of directors of several privately held companies. Mr. Jacobi served as the president and chief executive officer of Timex Corporation from December 1993 to August 1999 and as a member of its board of directors from 1992 to 2000. Prior to 1993, Mr. Jacobi held several senior positions in finance, manufacturing, marketing and sales with Timex. Mr. Jacobi also has served as the chairman of the board of directors of Timex Watches Limited, a publicly held company based in Bombay, India, and as the chairman and chief executive officer of Beepware Paging Products, L.L.C., a company jointly owned by Timex Corporation and Motorola. Mr. Jacobi is a certified public accountant and has a B.S. degree from the University of Connecticut.

     JOHN R. PRANN, JR. currently serves as the president and chief executive officer of Katy Industries, Inc., a publicly traded manufacturer and distributor of consumer electric corded products and maintenance cleaning products, among other product lines. Mr. Prann has held these positions since 1993. From 1991 to 1995, Mr. Prann served as the president and chief executive officer of CRL, Inc., an equity and real estate investment company which held a 25% interest in Katy. From 1990 to 1991, Mr. Prann served as the president and chief executive officer of Profile Gear Corporation, and from 1988 through 1990 served as a partner with the accounting firm of Deloitte & Touche. Mr. Prann graduated from the University of California, Riverside in 1974 and obtained his M.B.A. from the University of Chicago in 1979.

     HENRI L. WEDELL currently is a private investor in Memphis, Tennessee. Prior to Mr. Wedell's retirement in 1999, he served as the senior vice president of sales of The Robinson Humphrey Co., a wholly owned subsidiary of Smith-Barney, Inc., an investment banking company he was employed with for over 24 years. From 1990 to 1996, he served as a member of the board of directors of Community Bancshares, Inc., the parent corporation to The Community Bank of Germantown (Tennessee). Mr. Wedell graduated from Tulane University in 1963.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NINE NOMINEES LISTED ABOVE.

CURRENT DIRECTORS NOT NOMINATED AND NOT STANDING FOR RE-ELECTION AT THE 2000 ANNUAL MEETING

NAME                                       AGE   CURRENT POSITION
----                                       ---   ----------------
Thomas W. Beasley........................  57    Director
Ted Feldman..............................  47    Independent Director
C. Ray Bell..............................  59    Director
Charles W. Thomas, Ph.D..................  57    Director

     THOMAS W. BEASLEY was appointed to the Company's Board of Directors in December 1999. Mr. Beasley served as the Chairman of the Board of Directors of the Company from December 1999 to August 2000, and as the interim Chief Executive Officer of the Company from July 2000 through August 2000. Mr. Beasley also currently serves as the chairman of the board of directors of PMSI. Mr. Beasley co-founded Old CCA and served as its chairman emeritus from June 1994 to December 31, 1998. From 1974 through 1978, Mr. Beasley served as chairman of the Tennessee Republican Party, and he continues to be active in Tennessee politics. Mr. Beasley graduated from the United States Military Academy at West Point in 1966 and received a J.D. degree from Vanderbilt University School of Law in 1973.

     TED FELDMAN currently serves as an independent director of the Company and as the Chairman of the Audit Committee of the Board of Directors. Mr. Feldman served as an independent trustee of Old Prison Realty prior to the completion of the 1999 Merger. Mr. Feldman currently serves as the chairman and chief executive officer of CareerHighway.com, a privately held internet recruiting service for job-seekers and employers headquartered in Nashville, Tennessee. Mr. Feldman served as the chief operating officer of StaffMark, Inc., a publicly traded provider of diversified staffing services to business, medical, professional and service organizations and government agencies from October 1996 through October 1999. Prior to joining StaffMark, Mr. Feldman founded HRA, Inc., a Nashville-based provider of staffing services, in 1991 and served as its president and chief executive officer from that time until it merged with StaffMark in October 1996. Mr. Feldman graduated from Washington University in 1975.

     C. RAY BELL currently serves as a director of the Company. Mr. Bell served as a trustee of Old Prison Realty prior to the completion of the 1999 Merger. Mr. Bell currently serves on the Compensation Committee of the Board of Directors of the Company. Mr. Bell is the president and owner of Ray Bell Construction, Inc., which specializes in the construction of a wide range of commercial buildings, and has constructed over 40 correctional and detention facilities, consisting of over 15,000 beds in seven states, on behalf of various government entities and private companies, including the Company and its predecessors. Mr. Bell is a founding member of the Middle Tennessee Chapter of Associated Builders and Contractors and is a graduate of the University of the South.

     CHARLES W. THOMAS, PH.D. currently serves as a director of the Company. Dr. Thomas served as a trustee of Old Prison Realty prior to the completion of the 1999 Merger. Dr. Thomas is a private consultant who has taught and written on the criminal justice and private corrections fields for more than 30 years. Until 1999, he was a Professor of Criminology and the director of the Private Corrections Project of the Center for Studies in Criminology and Law at the University of Florida, Gainesville, positions he held from 1980 and 1989, respectively. While serving as director of the Center, Dr. Thomas authored the Center's annual Private Adult Correctional Facility Census. Dr. Thomas graduated from McMurry University in 1966 with a B.S. in Secondary Education and from the University of Kentucky with a M.A. in Sociology in 1969 and a Ph.D. in Sociology in 1971.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

NAME                                       AGE   CURRENT POSITION
----                                       ---   ----------------
J. Michael Quinlan.......................  59    Executive Vice President
Darrell K. Massengale....................  40    Secretary
Todd Mullenger...........................  42    Vice President Finance
Brent Turner.............................  34    Treasurer

     J. MICHAEL QUINLAN currently serves as the Executive Vice President of the Company, a position he has held since August 2000. Mr. Quinlan served as the President of the Company from December 1999 to August 2000 and as the president and chief operating officer of Operating Company and as a member of Operating Company's board of directors from June 1999 through the completion of the Restructuring. From January 1999 until May 1999, Mr. Quinlan served as a member of the Board of Directors of the Company and as Vice-Chairman of the Company's Board of Directors. Prior to the completion of the 1999 Merger, Mr. Quinlan served as a member of the board of trustees and as chief executive officer of Old Prison Realty. From July 1987 to December 1992, Mr. Quinlan served as the Director of the Federal Bureau of Prisons. In such capacity, Mr. Quinlan was responsible for the total operations and administration of a federal agency with an annual budget of more than $2 billion, more than 26,000 employees and 75 facilities. In 1988, Mr. Quinlan received the Presidential Distinguished Rank Award, which is the highest award given by the United States government to civil servants for service to the United States. In 1992, he received the National Public Service Award of the National Academy of Public Administration and the American Society of Public Administration, awarded annually to the top three public administrators in the United States. Mr. Quinlan is a 1963 graduate of Fairfield University with a B.S.S. in History, and he received a J.D. from Fordham University Law School in 1966. He also received an L.L.M. from the George Washington University School of Law in 1970.

     DARRELL K. MASSENGALE currently serves as the Secretary of the Company, a position he has held since August 2000. Mr. Massengale also currently serves as the chief executive officer and president of PMSI and JJFMSI. Mr. Massengale served as the chief financial officer and secretary of Operating Company from January 1, 1999 through the completion of the Restructuring. Mr. Massengale also served as the chief financial officer and secretary of Old CCA from June 1994 through the completion of the 1999 Merger and as Old CCA's vice president of finance and treasurer from March 1991 to January 1998. From February 1986 to March 1991, Mr. Massengale served as controller of Old CCA. Mr. Massengale is a certified public accountant who was employed by the accounting firm of KPMG Peat Marwick from 1982 through 1986. Mr. Massengale graduated from Middle Tennessee State University in 1982 and became a certified public accountant in 1985. Mr. Massengale has resigned his position with the Company, effective November 17, 2000.

     TODD MULLENGER currently serves as the Vice President, Finance of the Company, a position he has held since August 2000. Mr. Mullenger served as the vice president of finance of Old CCA from August 1998 until the completion of the 1999 Merger. Mr. Mullenger also served as vice president, finance of Operating Company from January 1, 1999 through the completion of the Restructuring. From September 1996 to July 1998, Mr. Mullenger served as assistant vice president-finance of Service Merchandise Company, Inc., a publicly traded retailer headquartered in Nashville, Tennessee. Prior to September 1996, Mr. Mullenger served as an audit manager with Arthur Andersen LLP. Mr. Mullenger graduated from the University of Iowa in 1981.

     BRENT TURNER currently serves as Treasurer of the Company, a position he has held since August 2000. Mr. Turner served as treasurer of Old CCA from June 1998 through the completion of the 1999 Merger. Mr. Turner also served as treasurer of Operating Company from January 1, 1999 through the completion of the Restructuring. Mr. Turner served as assistant treasurer of Old CCA from May 1996 through May 1998. Prior to May 1996, Mr. Turner served as a vice president of corporate banking with First Union Bank. Mr. Turner graduated from Vanderbilt University in 1988 and received his M.B.A. from Vanderbilt University.

COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS

     Pursuant to the authority granted under Company's Bylaws, the Company's Board of Directors has designated an Audit Committee and Compensation Committee. In addition, prior to the Restructuring, pursuant to the authority granted under the Company's Bylaws, the Company's Board of Directors designated an Independent Committee. The Company's Board of Directors, together with the boards of directors of Operating Company, PMSI and JJFMSI, also formed a Special Committee to consider the Restructuring and related transactions. Information regarding the members of each committee and the authority granted to each committee by the Company's Board of Directors is set forth below.

AUDIT COMMITTEE

     The Company's Audit Committee currently consists of Messrs. Feldman and Russell, with Mr. Feldman serving as Chairman. The Audit Committee makes recommendations concerning the engagement of independent public accountants by the Company, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Company's Audit Committee has held four meetings to date in 2000 and held four meetings in 1999. It is anticipated that, following the Annual Meeting, Messrs. Burch, Jacobi and Wedell, if elected, will be appointed to serve on the Audit Committee, with Mr. Jacobi serving as its Chairman.

COMPENSATION COMMITTEE

     The Company's Compensation Committee consists of Messrs. Bell and Russell, with Mr. Russell serving as Chairman. The Compensation Committee determines compensation, including awards under the Company's current equity incentive plans, for the Company's executive officers and also administers the Company's non-employee directors' equity and compensation plans. The Company's Compensation Committee has held two meetings to date in 2000 and held two meetings in 1999. It is anticipated that, following the Annual Meeting, Messrs. Correnti and Prann, if elected, will be appointed to serve together with Mr. Russell on the Compensation Committee, with Mr. Russell continuing to serve as its Chairman.

INDEPENDENT COMMITTEE

     At the time of the Restructuring, the Company's Independent Committee consisted of Messrs. Feldman and Russell, with Mr. Russell serving as Chairman. Pursuant to the Company's Bylaws in effect at that time, the Independent Committee was required to approve the following actions of the Company's Board of Directors: (i) the election of the operators for the Company's properties;
(ii) the entering into of any agreement with any tenant of the Company's properties; and (iii) the consummation of any transaction between the Company and any of its tenants which transactions included, but were not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's properties. The Independent Committee held eight meetings in 2000 and held seven formal meetings and numerous informal meetings in 1999. As the result of the Restructuring, the Independent Committee is no longer required and, therefore, has been dissolved.

SPECIAL COMMITTEE

     In August 1999, the Company's Board of Directors, together with the boards of Operating Company, PMSI and JJFMSI, formed the Special Committee to monitor the financial situation of both the Company and Operating Company and to coordinate with the Company's advisors regarding the consideration of various strategic alternatives, including the Restructuring. The then-existing members of the Independent Committee, together with Mr. Cuny, were appointed to serve as members of the Special Committee, with Joseph V. Russell appointed to serve as the Chairman of the Special Committee. Thomas W. Beasley, chairman of the PMSI board, Lucius E. Burch, III, chairman of the Operating Company board, and Samuel
W. Bartholomew, Jr., chairman of the JJFMSI board, were also appointed to the Special Committee. The Special Committee held seven formal meetings and numerous informal meetings in 2000 and held 17 formal meetings and numerous informal meetings in 1999. As the result of the completion of the Restructuring, the Special Committee has been dissolved.

MEETINGS OF THE COMPANY'S BOARD

     The Company's full Board of Directors has held 16 formal meetings and several informal meetings in 2000, with no directors attending, either in person or by teleconference, less than 75% of such meetings. The Company's full board held eight meetings in 1999, and no director, with the exception of former member Ned Ray McWherter, attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Company's Board of Directors or such committee(s).

COMPENSATION OF THE COMPANY'S BOARD OF DIRECTORS

     Currently, the Company pays its directors who are not employees of the Company, or any of its affiliates or subsidiaries, an annual retainer of $12,000 for their services. The Company will, however, increase this amount to $24,000 following the election of directors at the Annual Meeting. In addition, the chairman of each committee of the Board of Directors will receive an additional annual retainer of $1,500. Non-employee directors also currently receive a fee of $1,000 for each meeting of the Company's board which they attend and an additional fee of $500 for each meeting they attend of committees on which they serve. These meeting fees will continue to be paid following the election of directors at the Annual Meeting, provided, however, that the fee for each committee meeting attended will be increased to $1,000.

     During 1999, non-employee members of the Independent Committee and the Special Committee did not receive the $500 fee for their attendance at committee meetings relating to the Restructuring. Instead, they, together with Messrs. Beasley and Bartholomew, each received a retainer fee of $50,000 for their services in 1999. Mr. Russell, Chairman of the Special Committee, received a retainer fee of $75,000 for his services to the Company in 1999. Mr. Burch also received a retainer fee of $25,000 from Operating Company for his services on the Special Committee in 1999. Mr. Russell also received a cash retainer fee of $15,000 and a fee payable in shares of the Company's Common Stock valued at $35,000 or 31,111 shares valued at approximately $1.13 per share for his services on the Special Committee in 2000.

     Non-employee directors may elect, on an annual basis, to receive up to 100% of their regular compensation in shares of the Company's Common Stock. Non-employee directors are reimbursed for reasonable expenses incurred to attend the Company's Board of Directors and committee meetings. Non-employee directors have also participated in the Non-Employee Directors' Share Option Plan, whereby they have received options to purchase 5,000 shares of the Company's Common Stock for each year of service with the Company's board. Following the election of directors at the Annual Meeting, non-employee directors will receive options to purchase 2,000 shares of the Company's Common Stock (on a post Reverse Stock Split basis assuming a ratio of one for twenty) on an annual basis.

     Information concerning the compensation of the Company's executive officers in 1999, the ownership of the Company's capital stock and certain relationships and transactions are included elsewhere in this Proxy Statement.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PROVISIONS

EMPLOYMENT AGREEMENTS

     In connection with Mr. Ferguson's appointment as the Chief Executive Officer and President of the Company, the Company entered into an employment agreement with Mr. Ferguson, dated August 4, 2000. The initial term of the employment agreement expires on December 31, 2002 and is subject to a series of one year renewals. Mr. Ferguson is entitled to receive an annual salary and cash bonus under the terms of the employment agreement, as well as customary benefits, including life and health insurance. Mr. Ferguson's annual salary and cash bonus are discussed in more detail in this Proxy Statement in the Report of the Compensation Committee found herein under the heading "Executive Compensation." In addition, under the terms of the employment agreement, the Company has issued Mr. Ferguson the option to purchase an aggregate of 2,000,000 shares of the Company's Common Stock at varying exercise prices, also as more fully described elsewhere herein.

     In the event the Company terminates Mr. Ferguson "without cause", or Mr. Ferguson resigns from his employment with the Company for "good cause", including the non-renewal of the contract by the Company or Mr. Ferguson for any addition period after the expiration of the initial term, the Company is generally required to pay Mr. Ferguson a cash severance payment equal to two times his annual base salary then in effect, payable in monthly installments for a period of two years following the termination of Mr. Ferguson's employment. Mr. Ferguson will also continued to be covered under existing life, medical, disability and health insurance plans for a period of two years. In addition, to the extent Mr. Ferguson has vested in any options to purchase shares of Common Stock or other equity securities of the Company granted to him prior to the date of such termination, Mr. Ferguson will remain entitled to exercise such options for the duration of the terms of such options, provided, however, that any unvested and unexercised options existing at such time are forfeited by Mr. Ferguson. In the event of a "Change in Control" of the Company and the termination of Mr. Ferguson's employment, whether by resignation or otherwise, Mr. Ferguson shall be entitled to receive a lump sum cash payment equal to three times his base salary then in effect, as well as certain tax reimbursement payments. Mr. Ferguson will also continued to be covered under existing life, medical, disability and health insurance plans for a period of two years. In addition, all options to purchase shares of Common Stock or other equity securities of the Company granted to him prior to the date of such termination, whether vested or unvested, shall become immediately exercisable for the duration of the terms of such options.

     Pursuant to the terms of Mr. Ferguson's employment agreement, Mr. Ferguson is prohibited from competing with the Company during the term of his employment with the Company and for a period of one year following the termination of such employment. Mr. Ferguson is also subject to certain confidentiality and non-disclosure provisions during this period.

     In connection with the Restructuring, J. Michael Quinlan assumed the position of Executive Vice President of the Company. Mr. Quinlan previously entered into an employment agreement with Operating Company, which was assumed by the operating subsidiary of the Company as the result of the Restructuring, with a remaining term of approximately one year. Mr. Quinlan's employment agreement generally provides for annual compensation and incentive compensation, as determined by the Compensation Committee of the Board of Directors of the Company on the terms set forth therein. The employment agreement also generally provides for non-cash benefits such as life and health insurance to Mr. Quinlan. Mr. Quinlan's employment agreement, which contains provisions restricting Mr. Quinlan from competing with the Company during the term of his employment and for a period of three years thereafter, also provides that the Company may terminate Mr. Quinlan's employment with prior written notice upon the happening of certain specified events. Mr. Quinlan may terminate his employment upon prior written notice to the Company.

     Darrell K. Massengale, who was appointed Secretary of the Company in connection with the Restructuring, resigned from his positions with the Company and its operating subsidiary, effective as of November 17, 2000. The terms of an employment agreement between Mr. Massengale and Operating Company, which was assumed by the operating subsidiary of the Company as the result of the Restructuring, provide that in the event Mr. Massengale is no longer employed by the Company or an affiliate of the Company, the Company is obligated to pay Mr. Massengale his annual salary for three years following the date of his termination of employment. However, the Company shall be entitled to receive, as an off-set against its payments to Mr. Massengale, any amounts he may earn in any active employment during the three year period. In addition, in connection with Mr. Massengale's resignation, all outstanding options to purchase Common Stock or other securities of the Company previously granted to Mr. Massengale have become fully vested and exercisable, and all deferred or restricted shares of Common Stock or other securities of the Company previously granted to Mr. Massengale have become fully vested. Operating Company also paid to Mr. Massengale a retention bonus equal to 50% of his annual salary on September 15, 2000 for his continued services to Operating Company through that date.

SEVERANCE AGREEMENTS WITH FORMER EXECUTIVE OFFICERS OF THE COMPANY

     On January 1, 1999, the Company entered into an employment agreement with Doctor R. Crants, which provided for a term of three years with an additional three-year renewal option. The agreement provided for annual compensation and incentive compensation as determined by the Compensation Committee of the Board of Directors and also provided for certain non-cash benefits such as life and health insurance. On December 26, 1999, Doctor R. Crants resigned from his position as Chairman of the Board of Directors of the Company and, on July 5, 2000, resigned from the Board of Directors of the Company. On July 28, 2000, Mr. Crants was terminated as the Chief Executive Officer of the Company and from all positions with Operating Company. In connection with Doctor R. Crants' resignation from the Company's Board of Directors and termination as Chief Executive Officer of the Company, the Board of Directors of the Company approved modifications to certain agreements and arrangements between the Company and Mr. Crants relating to his employment and compensation. Specifically, the Company's Board of Directors approved: (i) an amendment to Mr. Crants' employment agreement with the Company removing the Company's right to offset payments owed to Mr. Crants upon his termination under the employment agreement (consisting of three years of salary) against amounts earned by Mr. Crants through other employment; (ii) a modification to the $1.0 million loan granted to Mr. Crants under the Company's Executive Equity Loan Plan whereby the outstanding principal amount of the loan did not become immediately due and payable upon Mr. Crants' termination, but rather Mr. Crants will make interest-only payments on the loan for the first three years following the modification at the rate of 250 basis points over the 30-day LIBOR rate in effect on such date, and 33.3% of the principal amount of the loan and all accrued and unpaid interest thereon shall be paid in on the fourth, fifth and sixth anniversaries of the modification; and
(iii) the immediate vesting of 140,000 deferred shares of the Company's Common Stock previously granted to Mr. Crants in November 1995 by Old CCA pursuant to a stock bonus plan and assumed by the Company in the 1999 Merger. As a result of Mr. Crants' termination as Chief Executive Officer of the Company, any stock options or similar rights which were not exercised by Mr. Crants, and any other awards of stock or equity interests in which Mr. Crants was not vested, were terminated or forfeited to the Company. In connection with Mr. Crants' termination, Mr. Crants agreed not to compete with the Company for a period of three years following such agreement. In addition, the Company and Mr. Crants entered into a mutual release of all potential claims the parties may have had against each other based on facts known to the parties at such time. As of the date of this Proxy Statement, the outstanding principal balance of the loan to Mr. Crants under the Executive Equity Loan Plan was $1,000,000.

     In connection with Vida H. Carroll's resignation from her position as Chief Financial Officer, Secretary and Treasurer of the Company, which was originally to be effective June 30, 2000, the Company's Board of Directors granted Ms. Carroll cash severance equal to six months of salary. In consideration for the extension of Ms. Carroll's employment through the completion of the Restructuring and related transactions, the Company paid to Ms. Carroll an additional cash severance payment of $78,750, equal to 50% of her annual salary. Ms. Carroll officially left her positions with the Company in September 2000. Upon the effectiveness of Ms. Carroll's resignation from all positions with the Company, any stock options or similar rights which were not exercised by Ms. Carroll, and any other awards of stock or equity interests in which each executive was not vested at the time of Ms. Carroll's resignation, were terminated or forfeited to the Company.

     In connection with the resignation of D. Robert Crants, III from his position as President of the Company and as a member of the Company's Board of Directors on December 31, 1999, and the resignation of Michael W. Devlin from his position as Chief Operating Officer of the Company and as a member of the Company's Board of Directors on December 31, 1999, the employment agreements previously entered into between the Company and each of Mr. Crants, III and

Mr. Devlin were terminated. The Company and Operating Company entered into a severance agreement with each executive pursuant to which payments were made to each executive totaling approximately $633,750. Among the payments made to each executive pursuant to the terms of the severance agreements were: (i) a payment of $233,750, which represented amounts that were payable to each executive pursuant to the terms of his respective employment agreement; and (ii) a payment to each executive of $300,000 in exchange for 150,000 shares of Operating Company's common stock (representing 75% of each executive's ownership interest in Operating Company). The remaining $100,000 payment to each executive was used to purchase the remainder of each executive's Operating Company common stock immediately prior to the closing of the merger of Operating Company with and into a wholly owned subsidiary of the Company as part of the Restructuring.

     Under the original terms of these severance agreements with each of Messrs. Crants, III and Devlin, Operating Company was to make the $300,000 payment for the purchase of the initial portion of the shares of Operating Company's common stock held by Messrs. Crants, III and Devlin on December 31, 1999, with the Company purchasing the balance immediately prior to the closing of the merger transactions. However, as a result of restrictions on Operating Company's ability to purchase these shares, the rights and obligations were assigned to and assumed by Doctor R. Crants. In connection with this assignment, Mr. Crants received a loan in the aggregate principal amount of $600,000 from PMSI, the proceeds of which were used to purchase the 300,000 shares of Operating Company's common stock owned by Messrs. Crants, III and Devlin. Immediately prior to completion of the merger of Operating Company with and into a wholly owned subsidiary of the Company as part of the Restructuring, the Company paid $600,000 to Mr. Crants for the shares of Operating Company common stock acquired by him from Messrs. Crants, III and Devlin. The proceeds were used by Mr. Crants to immediately repay the entire outstanding principal amount of the loan from PMSI.

     All payments made to Messrs. Crants, III and Devlin were applied to reduce the outstanding balance of three loans granted to each executive in the initial aggregate principal amount of $1.0 million under the Company's Executive Equity Loan Plan. As of the date of this Proxy Statement, the remaining outstanding principal balance of the loans to Mr. Crants, III under the Executive Equity Loan Program was $447,823. As of the date of this Proxy Statement, the remaining outstanding principal balance of the loans to Mr. Devlin under the Executive Equity Loan Program was $446,375. Each of the loans bear interest at a rate equal to 250 basis points over the 30-day LIBOR rate in effect on such date. Additionally, all stock options or similar rights which were not exercised by each of Messrs. Crants, III and Devlin, and any other awards of stock or equity interests in which each executive was not vested at the time of termination, were terminated or forfeited to the Company.

CHANGE IN CONTROL PROVISIONS OF STOCK INCENTIVE PLANS

     The Company's 1995 Stock Incentive Plan and the Company's 1997 Employee Share Incentive Plan each provide that upon a "change-of-control" or "potential change-in-control" of the Company, as those terms are defined in the Company's 1995 Stock Incentive Plan and the Company's 1997 Employee Share Incentive Plan, the value of all outstanding share options granted under the plans, to the extent vested, shall be cashed out on the basis of a "change-in-control price," which is generally based on the highest price paid per share of Common Stock on the New York Stock Exchange, Inc. (the "NYSE") at any time during a 60 day period prior to the occurrence of the "change-in-control" event. Certain executive officers of the Company have been granted options to purchase shares of Common Stock under the Company's 1995 Stock Incentive Plan and under the Company's 1997 Share Incentive Plan. In addition, an employee of the Company's operating subsidiary has been granted deferred shares of Common Stock under the Company's 1989 Stock Bonus Plan, as assumed by the Company in the 1999 Merger, which shares are subject to accelerated vesting upon the occurrence of certain "changes of control," as defined pursuant to the plan. See "Proposal 3: Approve Amendment to 1997 Employee Share Incentive Plan and Adoption of 2000 Stock Incentive Plan" for additional information regarding the "change-in-control" provisions of the 1997 Employee Share Incentive Plan and for a description of the "change-in-control" provisions of the Company's proposed 2000 Stock Incentive Plan.

                                   PROPOSAL 2

           APPROVE AN AMENDMENT TO THE COMPANY'S CHARTER TO EFFECT A
               REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

PROPOSED REVERSE STOCK SPLIT

     The Board of Directors of the Company has determined that it would be advisable to amend Article V of the Company's Charter to effect a Reverse Stock Split of the shares of the Company's Common Stock at a ratio to be established by the Company's Board of Directors in its sole discretion, provided that such ratio shall not be less than one-for-ten and shall not exceed one-for-twenty, and to effect a related reduction of the stated capital of the Company (the 'Amendment"), or, in its sole discretion, to abandon the Reverse Stock Split. The form of the proposed Amendment is attached to this Proxy Statement as Appendix A. If the Reverse Stock Split is approved by the Company's stockholders, assuming the maximum ratio of one-for-twenty, each TWENTY shares of the Company's Common Stock issued and outstanding on the Effective Date, as defined herein (the "Old Common Stock"), will be converted automatically into ONE share of the Company's new common stock, $0.01 par value per share (the "New Common Stock"). To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock as a result of the Reverse Stock Split will receive a cash distribution in lieu thereof. In addition, by reducing the stated capital of the Company, the par value per share of Common Stock will remain at $0.01 per share. See "Effects of the Reverse Stock Split." As of November 6, 2000, the Company had 159,068,426 shares of Common Stock issued and outstanding and anticipates that, upon the completion of certain events as described herein, the Company could have approximately 333,422,911 shares of Common Stock issued and outstanding by December 31, 2000. Following the completion of the Reverse Stock Split at the maximum ratio of one-for-twenty, if approved, the Company would have approximately 7,953,421 shares of Common Stock issued and outstanding, based on the number of shares of Common Stock currently issued and outstanding, and would have approximately 16,671,146 shares of Common Stock issued and outstanding assuming the completion of the transactions described herein.

     The "Effective Date" of the Reverse Stock Split will be the date on which the Amendment is filed with the State Department of Assessments and Taxation of the State of Maryland, which is anticipated to be as soon as reasonably practicable following the date of the Annual Meeting and following the conclusion of the final conversion period of shares of the Company's Series B Preferred Stock.

     If for any reason the Company deems it advisable to do so, the Reverse Stock Split may be abandoned at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the Company's stockholders. Approval of the proposed Amendment effecting the Reverse Stock Split requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock as of the Record Date.

BACKGROUND OF AND REASONS FOR THE REVERSE STOCK SPLIT

     On October 19, 2000, the Board of Directors adopted a resolution approving the Amendment and directing that the Amendment be placed on the agenda for consideration by the Company's stockholders at the Annual Meeting. The Board of Directors also recommended the Amendment to the Company's stockholders for their approval. The Board of Directors has determined that, based upon the Company's current capital structure, as described below, and the current trading price of the

Company's common stock on the NYSE, the Reverse Stock Split is the best alternative currently available to the Company to meet each of the following objectives:

     - Avoid being delisted from the NYSE; and

     - Encourage greater interest in the Company's common stock by the financial community and the investing public.

     Shares of the Company's Common Stock have been listed on the NYSE since January 4, 1999, the first day of trading following the Company's commencement of operations as a real estate investment trust, or REIT, for federal income tax purposes following the 1999 Merger. Prior to the 1999 Merger, shares of the common stock of each of Old CCA and Old Prison Realty were traded on the NYSE. On November 6, 2000, the closing price per share of the Company's Common Stock on the NYSE was $0.69.

     As of November 6, 2000, the Company has approximately 159,068,246 shares of Common Stock issued and outstanding. The Company currently has outstanding warrants to purchase approximately 3,000,000 shares of the Company's Common Stock. The Company also has reserved an additional 4,092,108 shares of Common Stock for issuance pursuant to the exercise of outstanding stock options. The Company also has outstanding $70.0 million in convertible, subordinated notes which are currently convertible into approximately 59,322,034 shares of the Company's Common Stock, subject to adjustment as the result of certain future issuances of capital stock by the Company. Additionally, the Company has agreed, pending approval of the Company's lenders under its bank credit facility, to effect the merger of each of PMSI and JJFMSI with and into a wholly owned subsidiary of the Company pursuant to which it will issue (assuming an average stock price of $1.00) approximately 1,237,500 shares of its Common Stock to certain facility-level employee shareholders of PMSI and JJFMSI.

     On September 22, 2000, the Company issued a taxable dividend of 5,927,805 shares of its convertible Series B Preferred Stock in connection with the Company's election to be taxed as a REIT for federal income tax purposes with respect to its 1999 taxable year. A total of 4,625,319 shares of Series B Preferred Stock which were not previously converted, plus an additional 1,590,682 shares of Series B Preferred Stock issued to the holders of the Company's Common Stock on [November 13, 2000], will be convertible, at the election of the holders thereof, into shares of the Company's Common Stock during the conversion period beginning December 7, 2000 and ending December 20, 2000. Assuming an average closing price of the Company's Common Stock on the NYSE of $1.00 (which equals the minimum conversion price permissible under the terms of the Series B Preferred Stock), these shares of Series B Preferred Stock will be convertible into approximately 155,881,270 additional shares of the Company's Common Stock.

     The Company also has entered into definitive settlement agreements regarding the "global" settlement of all outstanding stockholder litigation against the Company and certain of its existing and former directors and executive officers. As part of the settlement, the Company has agreed to issue approximately $75.4 million in shares of the Company's Common Stock. The Company has agreed to initially issue 17,235,715 shares of Common Stock, having an agreed value of $4.375 per share, pursuant to the global settlement agreements. It is expected these shares will be issued in late December 2000 or in January 2001, pending final court approval. These shares of Common Stock will be subject to an aggregate stock price guarantee of $75.4 million. If the trading price of the Company's Common Stock during a specified number of trading days during the period from the completion of the settlement through August 31, 2001 does not reach $4.375, the Company will be required to issue, at its option, cash or additional shares of Common Stock. Assuming an average trading price of the Company's Common Stock on the NYSE of $1.00, the Company would be required to issue an additional 58,170,538 shares of Common Stock to satisfy this stock price guarantee.

     As the result of the conversion of the Company's Series B Preferred Stock (assuming conversion of substantially all of the outstanding shares of Series B Preferred Stock), the issuance of shares of Common Stock in the mergers with PMSI and JJFMSI, and the initial issuance of Common Stock in connection with the stockholder litigation, the Company would have approximately 333,422,911 shares of Common Stock issued and outstanding by the end of 2000. The Company may also be required to issue up to an additional 62,322,034 shares of Common Stock upon the exercise or conversion of warrants and its currently outstanding convertible, subordinated notes. Accordingly, as a result of the exercise of these warrants and convertible notes, together with the issuance of additional shares of Common Stock in the stockholder litigation, the Company could have up to an aggregate of approximately 453,915,483 shares of Common Stock issued and outstanding, on a fully diluted basis, not including shares of Common Stock issued upon the exercise of outstanding options.

     NYSE rules require that, as a condition of the continued listing of a company's securities on the NYSE, a company satisfy certain listing requirements relating to its financial condition, results of operation and the trading market for its listed securities, including a requirement that the Company maintain an average closing price for a listed security of at least $1.00 over any consecutive 30 trading-day period. On November 6, 2000, the closing price of the Company's Common Stock on the NYSE was $0.69. At such time as the average closing price of the Company's Common Stock is less than $1.00 over any consecutive 30 trading-day period, the Company must, following notification by the NYSE, notify the NYSE of its intent to cure the deficiency. The Company will have up to six months following notification by the NYSE to cure the deficiency. The Company has voluntarily initiated discussions with representatives of the NYSE with respect to the Company's intent to bring the average closing price of the Company's Common Stock above $1.00 per share through the completion of the Reverse Stock Split.

     If the Reverse Stock Split is not approved by the stockholders at the Annual Meeting, then it is likely, depending on the volatility of the Company's Common Stock and the Company's ability to meet the listing criteria described above, that the Company will not satisfy the requirements for continued listing on the NYSE or initial registration on either the American Stock Exchange ("AMEX") or the NASDAQ National Market System ("NASDAQ"). In the event that the Company's Common Stock is delisted from the NYSE and the Company fails to be listed on either AMEX or NASDAQ, it is likely that the shares could not be listed on the NASDAQ Small-Cap Market (the "Small-Cap Market") without a waiver of certain listing requirements. In such event, the Company's Common Stock would instead be traded on the NASDAQ over-the-counter market. The delisting of the Company's common stock from the NYSE and the Company's failure to list on either AMEX or NASDAQ would adversely affect the liquidity of the Company's Common Stock. If the Company's Common Stock is quoted only on the NASDAQ over-the-counter market, the spread between the bid and ask price of the shares of the Common Stock is likely to be greater than the spread on the NYSE. Consequently, stockholders may experience a greater difficulty in trading shares of the Company's Common Stock.

     In addition, the delisting of the Company's securities from the NYSE would result in an event of default under the provisions of the Company's currently outstanding $40.0 million aggregate principal amount convertible, subordinated notes. If the Company is unable to obtain a waiver of this event of default, the holders of these notes would be entitled to accelerate the entire outstanding principal amount of the notes. Moreover, if the holders of these notes elect to exercise their rights to accelerate this indebtedness, such action would result in an event of default under the provisions of all of the Company's remaining indebtedness, including the Company's bank credit facility, which could result, at the option of the holders thereof, in the acceleration of all of the Company's outstanding indebtedness. In addition, the delisting of the Company's securities from the NYSE could be deemed to be a "material adverse change" in the Company's current business, operation or condition, which, under the provisions of all of the Company's outstanding indebtedness, could also give rise to the acceleration of the outstanding principal amount of the Company's indebtedness, at the option of the holders thereof. The acceleration of all or a portion of the Company's indebtedness would have a material adverse effect on the Company's liquidity and financial position. The Company does not have sufficient working capital to satisfy its debt obligations in the event of an acceleration of all or a portion of the Company's indebtedness.

     The Company believes that if the Amendment is approved by the stockholders at the Annual Meeting and the Reverse Stock Split is effectuated, the shares of the Company's Common Stock likely will consistently have an average closing price sufficient to satisfy the NYSE listing criteria. The reduction in the number of outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated to increase the per share market price of the Common Stock, although not necessarily on a proportional basis. However, some investors may view the Reverse Stock Split negatively since it reduces the number of shares available in the public market. In addition, other reasons such as the Company's financial results, market conditions, the market perception of the private corrections and detention industry and other factors may adversely affect the market price of the Company's Common Stock. As a result, there can be no assurance that the market price of the Common Stock will not decline in the future.

     In addition to satisfying the minimum average closing price requirement, the Company would also need to continue to satisfy all other applicable NYSE listing criteria. Moreover, even if the Company were to satisfy all of the substantive listing requirements described above, the NYSE has broad discretion to delist a company's securities for any reason if, in the opinion of the NYSE, events or circumstances have made listing of a company's securities on the NYSE inadvisable or unwarranted. As a result, there can be no assurance that the Company will be successful in meeting these and other listing criteria of the NYSE or that, in the event the Company's Common Stock is delisted from the NYSE, the Company will be successful in obtaining an initial registration on either AMEX or NASDAQ.

     The Board of Directors of the Company also believes that the Reverse Stock Split will encourage greater interest in the Company's Common Stock by the investment community. The Board of Directors believes that the current market price of the Company's Common Stock has impaired its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. If effected, the Reverse Stock Split would reduce the number of shares of the Company's Common Stock issued and outstanding. The Company's Board of Directors expects that the reduction would result in an increase in the trading price of the Company's Common Stock. The Board of Directors also believes that raising the expected market price of the Company's Common Stock would increase the attractiveness of the Company's Common Stock to the investment community and possibly promote greater liquidity for the Company's stockholders.

     In addition, because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's Common Stock, in the absence of the Reverse Stock Split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of institutions to purchase the Company's Common Stock at its current market price. Although any increase in the market price of the

Company's Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price that would be high enough for the shares of the Company's Common Stock to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

     There can be no assurance, however, that the Reverse Stock Split, if completed, will result in the benefits described above. Specifically, there can be no assurance that the market price of the Company's Common Stock immediately after implementation of the proposed Reverse Stock Split would be maintained for any period of time or that, assuming a maximum Reverse Stock Split ratio of one-for-twenty, such market price would approximate twenty times the expected market price of the Company's Common Stock before the proposed Reverse Stock Split. There can also be no assurance that the Reverse Stock Split will not further adversely impact the market price of the Company's Common Stock. In addition, it is possible that the liquidity of the Company's Common Stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

BOARD DISCRETION TO IMPLEMENT AND DETERMINE RATIO OF REVERSE STOCK SPLIT

     If the Reverse Stock Split is approved by the stockholders of the Company at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors of the Company, in its sole discretion, that the Reverse Stock Split is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including but not limited to, existing and expected marketability and liquidity of the Company's Common Stock, NYSE listing requirements, prevailing market conditions and the likely effect on the market price of the Company's Common Stock. If the Company ultimately determines to effect a Reverse Stock Split, the Company will select a Reverse Stock Split ratio of between a minimum of one-for-ten and a maximum of one-for-twenty, that it believes will result in the greatest marketability of the Company's Common Stock based on prevailing market conditions. No further action on the part of the stockholders would be required to either effect or abandon the Reverse Stock Split. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, determine to delay the effectiveness of the Reverse Stock Split for up to six months following stockholder approval thereof but in no event following the date of the Company's Annual Meeting of Stockholders in 2001. If the Board does not implement the Reverse Stock Split prior to such meeting, stockholder approval again would be required prior to implementing any Reverse Stock Split.

EFFECTS OF THE REVERSE STOCK SPLIT

GENERAL

     If the Amendment is approved by the stockholders of the Company and the Company determines to effect the Reverse Stock Split, the principal effect will be to decrease the number of outstanding shares of the Company's Common Stock. As a result of the Reverse Stock Split, assuming the maximum ratio of one-for-twenty is employed, each holder of TWENTY shares of the Company's Common Stock immediately prior to the effectiveness of the Reverse Stock Split would become the holder of ONE share of the Company's Common Stock after the effectiveness of the Reverse Stock Split.

     The Company's Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of Company's Common Stock on the NYSE. Because the amount of the annual fee paid by the Company to the NYSE is based on the total number of shares of the Company's capital stock authorized for listing on the NYSE, the Reverse Stock Split will have the effect of reducing the aggregate amount of this annual fee paid by the Company to the NYSE. Following the Reverse Stock Split, the Company's Common Stock will continue to be listed on the NYSE under the symbol "CXW".

     Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the elimination of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of Old Common Stock immediately prior to the effective time of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of New Common Stock after the Reverse Stock Split.

     Although the number of authorized shares of the Company's Common Stock will be initially reduced as the result of the Reverse Stock Split, the Amendment will increase the number of shares authorized for issuance by the Board of Directors (on a post-split basis) without further stockholder action as described below. The increase in the number of authorized but unissued shares of Common Stock following the Reverse Stock Split may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Charter or Bylaws. The number of stockholders of record will not be affected by the Reverse Stock Split.

     Although the Reverse Stock Split would not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market capitalization of the Company due to a decrease in the market price of the Company's Common Stock following the Effective Date. Also, if approved and implemented, the Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of New Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

EFFECT ON STOCK OPTION PLANS

     As of November 6, 2000, there were outstanding options to purchase 4,092,108 shares of the Company's Common Stock issued or committed to be issued pursuant to stock options granted by the Company and its predecessors. All of the outstanding options to purchase Common Stock under the Company's stock option plans include provisions for adjustments on the number of shares covered thereby, as well as the exercise price thereof. If the Reverse Stock Split is implemented, each outstanding and unexercised option to purchase shares of the Company's Old Common Stock would be automatically converted into an economically equivalent option to purchase shares of the New Common Stock by decreasing the number of shares underlying the option and increasing the exercise price appropriately. If the Reverse Stock Split is approved and effected, assuming the maximum Reverse Stock Split ratio of one-for-twenty, there would be reserved for future issuance upon exercise of all outstanding options a total of 204,605 shares of New Common Stock. Each of the outstanding options would thereafter evidence the right to purchase 5% of the shares of New Common Stock previously covered thereby, and the exercise price per share would be 20 times the previous exercise price. In addition, the number of shares of Common Stock which remain available for issuance under the Company's certain option plans will be reduced by the same ratio as the Reverse Stock Split.

EFFECT ON WARRANTS AND CONVERTIBLE, SUBORDINATED NOTES

     As of November 6, 2000, the Company had outstanding warrants and convertible, subordinated notes currently convertible into an aggregate of approximately 62,322,034 shares of the Company's Common Stock. The warrants and convertible, subordinated notes include provisions for adjustments on the number of shares issuable following a reverse stock split, as well as the conversion price thereof. If the Reverse Stock Split is effected, assuming the maximum Reverse Stock Split ratio of one-for-twenty, there would be reserved for issuance upon conversion of all outstanding warrants and convertible, subordinated notes a total of approximately 3,116,102 shares of New Common Stock. Holders of the outstanding warrants and convertible, subordinated notes would thereafter be entitled to receive 5% of the shares of New Common Stock previously issuable upon conversion of such outstanding warrants and convertible, subordinated notes, and the conversion price of such warrants and convertible, subordinated notes would be 20 times the previous conversion price.

EFFECT ON STOCKHOLDER LITIGATION PAYMENT

     As previously described, the stockholder litigation settlement provides that the Company is required to distribute to the plaintiffs in the stockholder litigation shares of the Company's Common Stock with an agreed value of $4.375 per share, resulting in an aggregate value of $75.4 million. As of November 6, 2000, the Company has reserved for issuance 17,235,715 shares as an initial payment in satisfaction of this requirement, as well as an additional 58,170,538 shares in the event that the aggregate value of the payment guarantee provided for in the settlement ($75.4 million in value of the Company's Common Stock) is not satisfied by the initial distribution. It is expected that the initial distribution of shares of Common Stock will be made prior to the Effective Date of the Reverse Stock Split. The issuance of additional shares, however, will take place following the Effective Date. As a result, following the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of one-for-twenty and a post-split Common Stock price of $20.00 per share (or a pre-split price of $1.00 per share), the number of shares reserved for issuance in satisfaction of the Company's obligations in the event that the aggregate value of the shares of New Common Stock issued does not meet the $75.4 million payment guarantee will be 2,908,526 shares.

EFFECT ON PREFERRED STOCK

     Immediately following the Effective Date, the Company will have outstanding 4,300,000 shares of Series A Preferred Stock. In addition, any shares of Series B Preferred Stock not converted into shares of the Company's Common Stock during the second and final conversion period of the Series B Preferred Stock will remain outstanding following the Effective Date. Pursuant to their respective terms, neither the Series A Preferred Stock nor the Series B Preferred Stock may be converted into shares of the Company's New Common Stock at any time after the Effective Date. As a result, the Reverse Stock Split will not affect the respective terms, rights and preferences of either the Company's Series A Preferred Stock or the Company's Series B Preferred Stock.

CHANGES IN STOCKHOLDERS' EQUITY

     The following table illustrates the principal effects of the Reverse Stock Split discussed in the preceding paragraphs, assuming the Reverse Stock Split was effected using the maximum ratio of one-for-twenty. The table assumes 333,422,911 shares of Common Stock are issued and outstanding at the time of the Reverse Stock Split (including conversion of substantially all of the outstanding shares of Series B Preferred Stock, the issuance of shares of Common Stock in the mergers of PMSI and JJFMSI with and into a wholly owned subsidiary of the Company, and the issuance of initial shares of Common Stock in satisfaction of the settlement of the stockholder litigation) and a

20,000,000 increase in the number of shares of Common Stock authorized for issuance following the Amendment.

                                                              PRIOR TO REVERSE   AFTER REVERSE
NUMBER OF SHARES OF COMMON STOCK                                STOCK SPLIT       STOCK SPLIT
--------------------------------                              ----------------   -------------
Authorized..................................................    400,000,000       40,000,000
Outstanding.................................................    333,422,911       16,671,146
Reserved for future issuance upon exercise of currently
  outstanding options.......................................      4,092,108          204,605
Reserved for future issuance upon exercise of warrants and
  conversion of convertible, subordinated notes.............     62,322,034        3,116,102
Reserved for future issuance in satisfaction of stockholder
  litigation................................................     58,170,538        2,908,527

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

     As a result of the Reverse Stock Split, there would be a reduction in the number of shares of the Company's Common Stock issued and outstanding and an associated decrease in the number of authorized shares of the Company's Common Stock that would be unissued and available for future issuance after the Reverse Stock Split. However, in order to address the Company's need to issue additional shares of Common Stock following the Reverse Stock Split, the Amendment reflects an increase in the Company's authorized Common Stock. The amount of such increase will equal 100% of the authorized Common Stock of the Company following the Reverse Stock Split. For example, assuming a maximum Reverse Stock Split ratio of one-for-twenty, the Company's authorized Common Stock would be increased from 20,000,000 to 40,000,000 (on a post-split basis) as a result of the Amendment. These additional shares may be used for any proper corporate purpose approved by the Company's Board of Directors, including, among others, future financing transactions; the mergers of PMSI and JJFMSI; the issuance of Common Stock in satisfaction of the Company's stockholder litigation settlement; the conversion of the Company's Series B Preferred Stock into shares of Common Stock during the final conversion period; and the issuance of Common Stock upon the exercise or conversion of employee stock options, warrants and convertible, subordinated notes. Except in connection with the foregoing, the Company has no current plans, proposals, arrangements or understandings to issue any of the additional shares of the Company's Common Stock that will become available as a result of the Reverse Stock Split and the corresponding Amendment, except as may be contemplated under the 1997 Employee Share Incentive Plan and the 2000 Stock Incentive Plan as described under Proposal 3 herein.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     The Reverse Stock Split, if approved by the Company's stockholders, would become effective upon the filing with the State Department of Assessments and Taxation of the State of Maryland of Articles of Amendment to the Company's Charter, in substantially the form of the Amendment attached to this Proxy Statement as Appendix A. It is expected that this filing would take place as soon as reasonably practicable following approval of the Reverse Stock Split by the Company's stockholders and following completion of the second and final conversion period with respect to the Series B Preferred Stock. However, the exact timing of the filing of the Articles of Amendment would be determined by the Company based upon its evaluation as to when this action would be most advantageous to the Company and its stockholders, and the Company reserves the right to delay the filing of the Articles of Amendment for up to six months following stockholder approval thereof but in no event following the date of the Company's 2001 Annual Meeting of Stockholders. In addition, the Company reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the effective time, the Company, in its sole discretion, determines that a Reverse Stock Split of the Company's Common Stock is no longer in the best interests of the Company and its stockholders.

FRACTIONAL SHARES

     The Company does not intend to issue fractional shares in connection with the Reverse Stock Split. No certificates representing fractional shares shall be issued. Stockholders who otherwise would be entitled to receive fractional shares because the number of shares of the Common Stock they hold is not evenly divisible by the Reverse Stock Split ratio will be entitled, upon surrender to the Company's transfer agent of certificates representing such shares, to cash payments (without interest) in lieu of the fractional shares to which the stockholders would otherwise be entitled. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the cash payment. The payment of cash in lieu of fractional shares is subject to the consent of the Company's lenders under its senior secured credit facility.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or its transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

EXCHANGE OF STOCK CERTIFICATES

     If the proposal to implement the Reverse Stock Split is adopted, stockholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Fleet Bank/EquiServe, L.P., the Company's transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. As soon as practicable after the Effective Date, the Transfer Agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing shares of Old Common Stock in exchange for new certificates representing the ownership of New Common Stock.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

     As soon as practicable after the surrender to the transfer agent of any certificate which represents shares of Old Common Stock, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of New Common Stock into which shares of Old Common Stock represented by the surrendered certificate shall have been reclassified. Each certificate representing shares of the New Common Stock will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock held prior to the Reverse Stock Split.

     Until surrendered as contemplated herein, each certificate which immediately prior to the Reverse Stock Split represented shares of Old Common Stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of New Common Stock contemplated by the preceding paragraph. Until they have surrendered their stock certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record.

     Any stockholder whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares of Old Common Stock are to be converted upon compliance with such requirements as the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

     No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which represented any shares of the Company's Old Common Stock, except that if any certificates representing the New Common Stock are to be issued in a name other than that in which the certificates for shares of the Company's Old Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer comply with all applicable federal and state securities laws, and (iii) such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

APPRAISAL RIGHTS

     No appraisal rights are available under the Maryland General Corporation Law or under the Company's Charter and Bylaws to any stockholder who dissents from the proposal to approve the Amendment to the Company's Charter to effect the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO THE COMPANY AND TO INDIVIDUAL STOCKHOLDERS IS SET FORTH BELOW. THE FOLLOWING DISCUSSION IS BASED UPON PRESENT FEDERAL INCOME TAX LAW. THE DISCUSSION IS NOT INTENDED TO BE, NOR SHOULD IT BE RELIED ON AS, A COMPREHENSIVE ANALYSIS OF THE TAX ISSUES ARISING FROM OR RELATING TO THE PROPOSED REVERSE STOCK SPLIT. IN ADDITION, THE COMPANY HAS NOT AND WILL NOT SEEK AN OPINION OF COUNSEL OR A RULING FROM THE INTERNAL REVENUE SERVICE REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT. THE TAX TREATMENT OF A STOCKHOLDER MAY VARY DEPENDING UPON THE PARTICULAR FACTS AND CIRCUMSTANCES OF SUCH STOCKHOLDER. CERTAIN STOCKHOLDERS, INCLUDING INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS, BROKER-DEALERS, NON-RESIDENT ALIENS, FOREIGN CORPORATIONS, AND PERSONS WHO DO NOT HOLD THE COMPANY'S COMMON STOCK AS A CAPITAL ASSET, MAY BE SUBJECT TO SPECIAL RULES NOT DISCUSSED BELOW.

     ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

     It is intended that the Reverse Stock Split will constitute a reorganization within the meaning of Section 368 (a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the Reverse Stock Split qualifies as a reorganization under the Code, the following federal income tax consequences should result:

     - The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in the Reverse Stock Split will be a nontaxable transaction under the Code for federal income tax purposes. A stockholder receiving shares of New Common Stock will not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split.

     - The aggregate tax basis of the shares of the New Common Stock received by the stockholder pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of the Old Common Stock held by the stockholder immediately prior to the Effective Date of the Reverse Stock Split. Each stockholder will be required to allocate such stockholder's basis in such stockholder's shares of Old Common Stock ratably among the total number of shares of New Common Stock received by such stockholder pursuant to the Reverse Stock Split. The stockholder will be able to "tack" the holding period of the Old Common Stock to the holding period of the New Common Stock received by the stockholder pursuant to the Reverse Stock Split, provided that the shares of the Common Stock held by the stockholder prior to the Reverse Stock Split were capital assets in the hands of the stockholder.

     - The receipt by a stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of a fractional share of New Common Stock will result in gain or loss (rather than dividend income) to such stockholders measured by the difference between the amount of cash received and the adjusted basis of the fractional share assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. Capital gain or loss will be long term capital gain or loss if on the Effective Date the shares of Common Stock have been held by such stockholder for longer than one year.

     - The Company will not recognize gain or loss as a result of the Reverse Stock Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CHARTER IN ORDER TO EFFECT THE REVERSE STOCK SPLIT AND A RELATED REDUCTION IN THE STATED CAPITAL OF THE COMPANY.

     The Company reserves the right to abandon the proposed Amendment without further action by the Company's stockholders at any time prior to the filing of the Amendment with the State Department of Assessments and Taxation of the State of Maryland, notwithstanding authorization of the proposed Amendment by the Company's stockholders.

                                   PROPOSAL 3

  APPROVE AMENDMENT TO 1997 EMPLOYEE SHARE INCENTIVE PLAN AND ADOPTION OF 2000
                              STOCK INCENTIVE PLAN

EXISTING EQUITY INCENTIVE PLANS

     The Company has adopted and currently administers seven equity incentive plans, as well as a 401(k) plan. Three of these plans were assumed by the Company from Old Prison Realty in connection with the 1999 Merger. The Company has utilized these plans to make equity incentive grants to its directors, executive officers and certain key employees since the completion of the 1999 Merger and has administered the grants made by Old Prison Realty prior to the 1999 Merger. The remaining four plans, together with two additional plans that have no options currently outstanding, were assumed from Old CCA in connection with the 1999 Merger. While the Company has administered the grants made under the plans by Old CCA prior to the 1999 Merger, the Company has made no additional grants thereunder. As a result of the foregoing, the Company currently administers the following plans:

     - Old Prison Realty 1997 Employee Share Incentive Plan

     - Old Prison Realty Non-Employee Trustees' Share Option Plan

     - Old Prison Realty Non-Employee Trustees' Compensation Plan

     - Old CCA 1986 Non-Qualified Stock Option Plan

     - Old CCA 1991 Flexible Stock Option Plan

     - Old CCA 1995 Share Incentive Plan

     - Old CCA Non-Employee Directors' Plan

     In addition, the Company administers an option to purchase 70,000 shares of the Company's Common Stock granted by Old CCA to Joseph F. Johnson, a former director of Old CCA, prior to the 1999 Merger. This grant was made outside of any Company plan and was approved by the stockholders of Old CCA in 1998.

     Under the plans outlined above, the Company currently has options to purchase an aggregate of 4,092,108 shares of the Company's Common Stock outstanding. These include options granted to Messrs. Ferguson and Andrews under the Old Prison Realty 1997 Share Incentive Plan assumed and administered by the Company (the "1997 Employee Share Incentive Plan") as previously described herein and discussed further below.

ISSUANCE OF EQUITY INCENTIVES TO DIRECTORS, EXECUTIVE OFFICERS AND KEY
EMPLOYEES

     The Company desires to attract and retain the best available employees, directors and consultants for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Company and the Compensation Committee of the Board of Directors believe that in order to accomplish these objectives it is necessary to: (i) meet the competitive requirements of the workforce marketplace by including equity incentives as part of the total compensation to be paid to prospective directors, executive officers and key employees; and (ii) reward the performance of existing and future directors, executive officers and key employees and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company.

1997 EMPLOYEE SHARE INCENTIVE PLAN

1997 PLAN AMENDMENT

     The 1997 Employee Share Incentive Plan was adopted and assumed by the Company in the 1999 Merger. Old Prison Realty adopted the 1997 Employee Share Incentive Plan in connection with its formation in April 1997. Originally, 1,300,000 shares of Common Stock were reserved and made available for issuance under the terms of the plan. On August 4, 2000, the Board of Directors of the Company and its Compensation Committee resolved to (i) increase the number of shares of Common Stock authorized and reserved for issuance under the 1997 Employee Share Incentive Plan to 15,000,000 shares, and (ii) clarify the provisions of the 1997 Employee Share Incentive Plan to provide for the grant of options that are immediately exercisable (the "1997 Plan Amendment"). The Board of Directors and the Compensation Committee approved the 1997 Plan Amendment in order to provide for the grant of options under the plan to certain prospective executive officers and key employees of the Company, including options to purchase 2,000,000 shares of Common Stock to be issued to the Company's new Chief Executive Officer and President, John D. Ferguson. In addition to providing for the grant to Mr. Ferguson, the Board of Directors and the Compensation Committee approved the 1997 Plan Amendment, which was intended to provide the Company with flexibility with respect to stock-based compensation and the establishment of appropriate long term incentives to its executive officers and key employees, particularly in connection with the Company's search for a new Chairman, Chief Financial Officer and other selected executive officers. The Board of Directors of the Company and its Compensation Committee also concluded that the number of shares of Common Stock authorized and reserved for issuance under the original terms of the 1997 Employee Share Incentive Plan was insufficient given the increase in the number of shares of Common Stock issued and outstanding since the adoption of the plan by Old Prison Realty in April 1997 and the completion of the 1999 Merger.

     The 1997 Plan Amendment increases the number of shares of Common Stock which may be issued upon the exercise of options or issued as restricted stock awards or other stock-based awards by 13,700,000 shares, or 8.6% of the 159,068,246 shares of Common Stock outstanding as of November 6, 2000 (or 4.1% of the 333,422,911 shares of Common Stock expected to be outstanding by the end of 2000 and 3.0% of the 453,915,483 shares of Common Stock that could be outstanding upon the occurrence of certain events previously described herein). As amended, the 1997 Employee Share Incentive Plan will continue to provide for appropriate adjustment in the number of shares subject to issuance in the event of a stock dividend, recapitalization, merger or similar transactions, including the Reverse Stock Split. The text of the 1997 Plan Amendment is included in this Proxy Statement as Appendix B. Following stockholder approval of the 1997 Plan Amendment, the Company will have options to purchase 2,615,500 shares of Common Stock outstanding under the 1997 Employee Share Incentive Plan, resulting in 12,385,500 shares of Common Stock available for future issuance. At August 4, 2000 and prior to the 1997 Plan Amendment, the Company had approximately 400,000 shares of Common Stock available for issuance under the plan, although subsequent to August 4, 2000, additional shares became available under the plan as the result of the cancellation of options and share awards previously granted to Doctor R. Crants and Vida H. Carroll in connection with their termination from the Company.

     The Board of Directors of the Company and its Compensation Committee approved the 1997 Plan Amendment in order to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 1,300,000 shares to 15,000,000 shares and to provide for the issuance of the options to Mr. Ferguson, all subject to stockholder approval. In the event that the Company's stockholders do not approve the 1997 Plan Amendment or otherwise do not approve the options granted to Mr. Ferguson thereunder prior to December 31, 2000, the Company has agreed to issue to Mr. Ferguson an equivalent amount of stock appreciation rights with a like exercise price and vesting provisions. In connection with the appointment of William F. Andrews as the Chairman of the Board of Directors of the Company on August 7, 2000, the Company has also issued Mr. Andrews an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $2.50 per share under the terms of the 1997 Share Incentive Plan, as amended. The issuance of the options to Mr. Ferguson is not contingent on the approval of the stockholders of the Company of the 1997 Plan Amendment, as there are sufficient shares available for issuance under the plan notwithstanding the 1997 Plan Amendment.

     Pending stockholder approval of the 1997 Plan Amendment, the Company, through the Compensation Committee of the Board of Directors, intends to grant options to purchase Common Stock and other equity incentives to its officers, directors and key employees under the 1997 Employee Share Incentive Plan, as amended, in furtherance of the objectives and goals described above, although the exact amount and types of grants have not been established at this time. The approximate number of officers, directors and key employees currently eligible for awards pursuant to the plan is 200.

SUMMARY OF MATERIAL PROVISIONS OF 1997 EMPLOYEE SHARE INCENTIVE PLAN

     General. The following is a summary of the material provisions of the 1997 Employee Share Incentive Plan, as amended, and is qualified in its entirety by reference to the 1997 Plan Amendment attached hereto as Appendix B, as well as the full text of the 1997 Employee Share Incentive Plan, copies of which may be obtained by contacting the Secretary of the Company at 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Capitalized terms not otherwise defined herein have the meanings given them in the 1997 Employee Share Incentive Plan.

     Old Prison Realty established, and the Company assumed, the 1997 Employee Share Incentive Plan to enable officers and other key employees of the Company and its subsidiaries and affiliates to participate in the ownership of the Company. The 1997 Employee Share Incentive Plan is designed to attract and retain executive officers and other key employees of the Company and to provide incentives to such persons to maximize the Company's financial performance. The 1997 Employee Share Incentive Plan is administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company individuals to whom options, restricted stock, deferred stock and other stock-based awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1997 Employee Share Incentive Plan. No member of the Compensation Committee is eligible to participate in the 1997 Employee Share Incentive Plan. No awards shall be granted under the plan after April 21, 2007, the tenth anniversary of the plan's effectiveness.

     As previously set forth, the total number of shares of Common Stock available for issuance under the 1997 Employee Share Incentive Plan, as amended, is 15,000,000 shares. Under the terms of the plan, if shares of Common Stock subject to share options granted under the plan cease to be subject to such options, or if shares awarded under the plan are forfeited or otherwise terminate, such shares shall become available again for future issuance under the plan.

     Awards Available for Issuance Under the 1997 Employee Share Incentive
Plan. The 1997 Employee Share Incentive Plan provides for the award to officers and other key employees of the Company and its subsidiaries and affiliates of a broad variety of stock-based compensation alternatives such as (i) incentive stock options, (ii) nonqualified stock options, (iii) restricted stock, (iv) deferred stock and (v) other stock-based awards. There is no limit on the number of awards that may be granted to any one individual under the 1997 Employee Share Incentive Plan.

     Incentive stock options, or ISOs, are designed to comply with the "incentive stock option" provisions of the Code and are subject to restrictions contained therein. As such, under the provisions of the 1997 Employee Share Incentive Plan, the option price for ISOs shall be determined by the Compensation Committee at the time of the grant, but shall not be less than 100% of the fair market value of the Company's Common Stock on such date. The term of each ISO shall be fixed by the Compensation Committee, but in no event shall be exercisable more than ten years after the date of the grant. ISOs are transferable by the optionee only by will or by the laws of descent and are exercisable, during the lifetime of the optionee, only by the optionee. ISOs may be modified after the grant date to disqualify them from treatment as an "incentive stock option."

     Nonqualified stock options, or NQSOs, provide for the right to purchase shares of Common Stock at a specific price as determined by the Compensation Committee which may be less than fair market value on the date of grant, but in no event less than 50% of the fair market value of the Company's Common Stock on the date of the grant. Like ISOs, the term of each NQSO shall be fixed by the Compensation Committee, but shall in no event be exercisable more than ten years after the date of the grant. NQSOs are transferable by the optionee only by will or by the laws of descent or to certain immediate family members or trusts for the benefit of such family members.

     All options to purchase shares of Common Stock issued under the 1997 Employee Share Incentive Plan shall generally be exercisable at such times and subject to such terms and conditions as may be determined by the Compensation Committee, provided, however, unless otherwise determined by the Compensation Committee at the time of the grant or thereafter, no option shall be exercisable prior to the later of (i) the first anniversary date of the option grant or (ii) the second anniversary of the employment of the option holder. Unless otherwise determined by the Compensation Committee, if an optionee's employment by the Company or one of its subsidiaries or affiliates is terminated for any reason other than death, disability or retirement, any unexercised options, whether vested or unvested, shall immediately terminate. In the case of the termination of an optionee's employment by reason of death, any and all options held by the optionee prior to his or her death may be exercised (unless accelerated in the discretion of the Compensation Committee), to the extent such options were vested at the time of the optionee's death, by the legal representative of the estate of the optionee or by the legatee of the optionee under the optionee's will for a period of one year from the date of death or for the remaining term of the option, whichever is shorter (or such other period as the Compensation Committee may determine). In the case of the termination of an optionee's employment by reason of disability or retirement, any and all options held by the optionee prior to his or her termination may be exercised (unless accelerated in the discretion of the Compensation Committee), to the extent such options were vested at the time of the optionee's termination, generally for a period of three years from the date of death or for the remaining term of the option, whichever is shorter (or such other period as the Compensation Committee may determine).

     Shares of restricted Common Stock may be sold under the 1997 Employee Share Incentive Plan to participants at various prices (or issued without monetary consideration) subject to such restrictions, including forfeiture, as may be determined by the Compensation Committee. Restricted shares typically may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted shares may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expired. Purchasers or recipients of restricted shares, unlike recipients of options, have voting rights and are entitled to receive dividends or distributions prior to the time when the restrictions lapse. Subject to the provisions of any applicable award agreement or the action of the Compensation Committee, any shares of restricted Common Stock still subject to restriction at the time of the termination of a participant's employment with the Company shall be forfeited.

     The 1997 Employee Share Incentive Plan also permits the issuance of shares of deferred stock, which generally obligates the Company to issue shares of the Company's Common Stock upon the occurrence or nonoccurrence of conditions specified in the deferred stock award. Under a typical deferred stock award, the Company may agree to issue Common Stock to an employee if he or she achieves certain performance goals or remains employed by the Company for a specified period of time. Recipients of shares of deferred stock do not have voting rights or receive dividends or distributions until the shares of deferred Common Stock are actually issued. Subject to the provisions of any applicable award agreement or the action of the Compensation Committee, any deferred shares of Common Stock not vested at the time of the termination of a participant's employment with the Company shall be forfeited.

     Other stock-based awards may be granted by the Compensation Committee on an individual or group basis. Generally, these awards are based upon specific agreements and may be paid in cash or in shares of Common Stock or in a combination of cash and shares of Common Stock. Other stock-based awards may include share appreciation rights, or SARs, and "phantom" share awards that provide for payments based upon increases in the price of the shares of the Company's Common Stock over a predetermined period. They may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in shares of Common Stock or in a combination of cash and Common Stock.

     Change in Control Provision. The 1997 Employee Share Incentive Plan provides that upon a "change-in-control" or "potential change-in-control" of the Company, as those terms are defined in the plan, any SARs outstanding for at least six months and options awarded under the plan not previously exercisable and vested shall become fully exercisable and vested, and any restrictions and deferral limitations applicable to any restricted or deferred stock shall lapse, and such awards shall be deemed fully vested. Additionally, upon a "change-in-control" or "potential change-in-control" of the Company, the value of all outstanding options, SARs, restricted stock, deferred stock and other stock based awards granted under the plan, to the extent vested, shall be cashed out on the basis of a "change-in-control price," which is generally based on the highest price paid per share of Common Stock on the NYSE at any time during a 60 day period prior to the occurrence of the "change-in-control" event.

     Federal Income Tax Consequences. The following discussion summarizes the federal income tax consequences of the 1997 Employee Share Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 1997 Employee Share Incentive Plan.

     When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the exercise price, or the option price, will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying

Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NQSOs.

     Generally, when an optionee exercises a NQSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer.

     Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NQSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

     Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

     ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF 1997 EMPLOYEE SHARE INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

     When a plan participant exercises SARs, the amount of cash and the fair market value of property received (including shares of Common Stock), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary. In the absence of an election by a participant under Section 83(b) of the Code, the grant of a restricted stock award will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares of Common Stock will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock award on the date of grant, provided the participant makes an election under Section 83(b) of the Code within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction subject to the limitations of Section 162(m) of the Code.

     In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will receive a deduction in the same amount, subject to the limitations of Section 162(m) of the Code.

     Benefits Granted Under the 1997 Employee Share Incentive Plan.   Because
awards under the 1997 Employee Share Incentive Plan are at the discretion of the Compensation Committee, the benefits that will be awarded in the future under the 1997 Employee Share Incentive Plan are not currently determinable. The following table shows the aggregate number of shares of Common Stock subject to options granted to the Company's executive officers under the plan, excluding options that have been canceled or forfeited, and the weighted average per share exercise price. As of November 6, 2000, the market value of a share of Common Stock based on the closing price for such stock on the NYSE was $0.69.

                                                                            WEIGHTED AVERAGE
                                                                             EXERCISE PRICE
NAME                                                          OPTIONS (#)    PER SHARE ($)
----                                                          -----------   ----------------
John D. Ferguson............................................   2,000,000         $ 4.32
J. Michael Quinlan..........................................     385,000         $22.13
William F. Andrews..........................................     200,000         $ 2.50

THE 2000 STOCK INCENTIVE PLAN

GENERAL.

     On November 6, 2000, the Board of Directors of the Company and its Compensation Committee approved the Corrections Corporation of America 2000 Stock Incentive Plan, a form of which is attached as Appendix C to this Proxy Statement (the "2000 Stock Incentive Plan"). The 2000 Stock Incentive Plan shall take effect as of December 14, 2000 (the "Effective Date"), if approved by the holders of the majority of the shares of Common Stock of the Company represented at the Annual Meeting. If the Reverse Stock Split previously discussed under Proposal 1 herein is approved by the holders of the majority of the voting shares of the Company represented at the Annual Meeting, the number of shares of Common Stock authorized for issuance and individual grants set forth therein shall be adjusted accordingly. The summary description herein of the principal features of the 2000 Stock Incentive Plan is qualified by reference to the 2000 Stock Incentive Plan, a form of which is attached hereto as Appendix C.

     The 2000 Stock Incentive Plan will be administered by the Compensation Committee of the Company's Board of Directors. During the ten-year period ending on the tenth anniversary of the adoption of the 2000 Stock Incentive Plan, the Compensation Committee will have authority, subject to the terms of the 2000 Stock Incentive Plan, and except with respect to awards to non-employee directors, to determine when and to whom to make awards under the plan, the number of shares to be covered by the awards, the types and terms of awards granted and the exercise price of the shares of Common Stock covered by options and SARs, and to prescribe, amend and rescind rules and regulations relating to the 2000 Stock Incentive Plan. Pending stockholder approval of the 2000 Stock Incentive Plan, the Company, through the Compensation Committee of the Board of Directors, intends to grant options to purchase Common Stock and other equity incentives to its officers, directors and key employees under the 2000 Stock Incentive Plan (including such persons who may already have awards under the Company's equity incentive plans), although the exact amount and types of grants have not been established at this time. The approximate number of officers, directors, and key employees currently eligible for awards pursuant to this plan is 200.

MATERIAL TERMS OF THE 2000 STOCK INCENTIVE PLAN.

     General. Under the terms of the 2000 Stock Incentive Plan, ISOs (within the meaning of Section 422 of the Code), NQSOs, SARs, restricted stock awards and performance awards may be granted by the Compensation Committee in its discretion to key employees (including officers and directors who are employees), independent contractors, consultants, advisors and non-employee directors of the Company and any of its affiliates, except that ISOs may be granted only to employees of the Company and any subsidiary corporation. Due to the provisions of the 2000 Stock Incentive Plan, which permit awards in the discretion of the Compensation Committee, it is not possible to determine how many employees of the Company and its affiliates may be eligible for grants of awards.

     Shares Available for Issuance. The aggregate number of shares of Common Stock as to which awards may be granted under the 2000 Stock Incentive Plan may not exceed 25,000,000 shares which constitutes approximately 15.7% of the 159,068,246 shares of Common Stock outstanding as of November 6, 2000 (or 7.5% of the 333,422,911 shares of Common Stock expected to be outstanding by the end of 2000 and 5.5% of the 453,915,483 shares of Common Stock that could be outstanding upon the occurrence of certain events previously described herein). Shares of Common Stock which are subject to an award under the plan that remain unissued upon expiration or cancellation of the award will be available for new awards under the 2000 Stock Incentive Plan. If awards are exercised by delivery of shares of Common Stock or satisfied by the withholding of shares of Common Stock, the number of shares available for awards under the 2000 Stock Incentive Plan will be increased by the number of shares so delivered or withheld.

     Options. The exercise price, or option price, of an NQSO may not be less than fifty percent (50%) of the fair market value of the shares of Common Stock on the date of grant. The exercise price, or option price, of an ISO may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares of the Company's capital stock possessing more than ten percent of the total combined voting power of all classes of the Company's capital stock, such option price may not be less than one hundred ten percent (110%) of such fair market value. The fair market value of the Company's Common Stock is determined by reference to the most recent closing sales price of the Common Stock on a national securities exchange, or if the Company's Common Stock is then traded on an over-the-counter market, by reference to the average of the closing bid and asked prices for the shares of Common Stock for the last preceding date on which there was a sale of Common Stock in such over-the-counter market. If no such prices are available, the fair market value of the Company's Common Stock is determined by the Compensation Committee in its sole discretion. The option price of, and the number of shares of Common Stock covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares of Common Stock. The vesting terms of the awards will be set forth in award agreements.

     The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of other shares of Common Stock held for at least six months with a fair market value equal to the total option price, or in a combination of cash and such shares of Common Stock. In the discretion of the Compensation Committee, the option price may also be paid using the value of unexercised options or other awards made under the 2000 Stock Incentive Plan.

     Unless stated otherwise in any applicable option grant, if the employment or service of an optionee terminates for any reason (other than by reason of death, disability or retirement, each as defined in the 2000 Stock Incentive
Plan), all options granted to the optionee under the 2000 Stock Incentive Plan held by such optionee may, unless earlier terminated or expired in accordance with their terms, be exercised within the three-month period following such termination. Unless stated otherwise in any applicable option grant, if (i) an optionee dies while employed by the Company or an affiliate of the Company, (ii) an optionee dies within three months after the termination of such optionee's employment, (iii) an optionee's employment terminates by reason of disability or retirement, or (iv) there is a Change in Control (as described further below), then in any such case all options theretofore granted to such optionee (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the optionee or by the optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or disability of the optionee, at any time within one year after the date of death, disability or retirement of the optionee or a Change in Control.

     SARs. The Compensation Committee may also grant SARs either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of an SAR, a holder is entitled, without payment to the Company, to receive cash or unrestricted shares of Common Stock, or any combination thereof, as determined by the Compensation Committee, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right) multiplied by the number of shares of Common Stock in respect of which the SAR is exercised. The vesting terms will be set forth in award agreements.

     The Company is required to charge earnings at the close of each accounting period during which the SARs are outstanding. The charge will be equal to the amount by which the fair market value of the shares of Common Stock subject to the SARs exceeds the price for which the SARs may be exercised, less the tax deduction to which the Company may be entitled if the SARs were exercised, and less any portion of such amount charged to earnings in prior periods. In the event that the Common Stock subject to the SARs has depreciated in fair market value since the last accounting period, there will be a credit to earnings of no more than the cumulative expense previously recognized.

     Restricted Stock Awards. The Company may also grant restricted stock awards under the 2000 Stock Incentive Plan, subject to the terms of the plan and any applicable award agreement. Such restricted stock awards may be subject to transfer restrictions and are subject to forfeiture upon certain "termination of employment" events that occur prior to vesting. The 2000 Stock Incentive Plan provides that all non-vested restricted stock awards previously granted to a participant will become immediately vested and non-forfeitable if: (i) a participant dies while employed by the Company or an affiliate of the Company;
(ii) a participant dies within three months after the termination of such participant's employment; (iii) a participant's employment terminates by reason of disability or retirement; or (iv) there is a Change in Control of the Company. Additional vesting terms (which may include performance-based conditions) will be set forth in award agreements.

     Performance Awards. The Company may also grant performance awards under the 2000 Stock Incentive Plan, subject to the terms of the plan and any applicable award agreement. Performance awards may be denominated in cash or in shares of Common Stock, valued as determined by the Compensation Committee and based on the achievement of performance goals over performance periods established by the Compensation Committee. Such performance awards may be subject to forfeiture upon certain termination of employment events that occur prior to vesting. The vesting terms will be set forth in award agreements.

     Performance-Based Awards to "Covered Officers". With respect to awards to "covered officers" designed to comply with Section 162(m) of the Code, performance goals will be expressed in terms of the achievement of one or more of the following Company, subsidiary, operating unit or division financial performance measures:

     (i)     earnings before interest, taxes, depreciation and/or amortization;

     (ii)    operating income or profit;

     (iii)   return on equity, assets, capital, capital employed or investment;

     (iv)    after tax operating income;

     (v)     net income;

     (vi)    earnings or book value per share;

     (vii)   cash flow(s);

     (viii)  total sales or revenues, or sales or revenues per employee;

     (ix)    stock price or total shareholder return; or

     (x) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, or any combination thereof.

     Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares of Common Stock outstanding, or to assets or net assets.

     Before any awards intended to comply with Section 162(m) of the Code may be paid to covered officers, the Compensation Committee must certify the extent to which performance goals and any other material terms were satisfied. Performance Awards granted pursuant to the 2000 Stock Incentive Plan are also subject to certain limits upon the number of shares granted and cash payments made during any three year period.

     Non-Employee Director Awards. Following the effective date of the 2000 Stock Incentive Plan, each non-employee director shall be granted an option to purchase 40,000 shares (or 2,000 shares assuming the completion of the Reverse Stock Split at the maximum ratio of one-for-twenty) of Common Stock (the "Annual Grant Amount") as of the date of each annual meeting of the stockholders of the Company at which such individual is elected or reelected to the office of director (the "Meeting Grant Date"), with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) if the 2000 Stock Incentive Plan is approved by the Company's stockholders at this Annual Meeting, options will be granted to such directors elected at the Annual Meeting for 40,000 shares (or 2,000 shares assuming the completion of the Reverse Stock Split at the maximum ratio of one-for-twenty) to be effective as of the Effective Date and (ii) with respect to any director who is elected or nominated to become director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an option, to be effective as of the date of his or her election or appointment, in an amount equal to a portion of the Annual Grant Amount, prorated by a percentage which reflects the portion of the year for which such director will have served.

     The exercise price of an option grant to a non-employee director may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. Unless otherwise provided in an award agreement, the options granted to non-employee directors shall vest one-third on each anniversary of the grant date over three years.

     If the service of a director terminates for any reason (other than by reason of death or disability) the director may, within the three-month period following such termination, exercise such options to the extent he was entitled to exercise such option at the date of termination. If (i) a director dies while in the service of the Company or an affiliate, (ii) a director dies within three months after the termination of such director's service, (iii) the director's service shall terminate by reason of disability, or (iv) there is a Change in Control of the Company (as described further below), then in any such case all options theretofore granted to such director (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the director or by the director's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death or disability of the director, at any time within one year after the date of death or disability of the director or a Change in Control.

     Change in Control. Under the 2000 Stock Incentive Plan, the vesting of all or a portion of an option, SAR or restricted stock award will be accelerated upon a Change in Control (as defined in the 2000 Stock Incentive Plan) of the Company. If the vesting of an award is so accelerated, payments made may constitute an "excess parachute payment" that is not deductible by the Company in whole or in part under Section 280G of the Code. Such acceleration may also subject the participant to a 20% federal excise tax under Section 4999 of the Code on all or a portion of the value conferred on such holder by reason of the Change in Control. Award agreements may provide that the Company will reimburse such holder for the full amount of any such excise tax imposed.

     Transferability. Except as otherwise provided in an award agreement, no option or SAR award may be transferred by an optionee during his lifetime except by will or the laws of descent and distribution.

     Amendment and Termination. Unless terminated by action of the Board of Directors or the Compensation Committee, no awards may be granted under the 2000 Stock Incentive Plan following the tenth anniversary of the effective date of the plan. The 2000 Stock Incentive Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if the Compensation Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, as amended, for which or with which the Compensation Committee determines that it is desirable to qualify or comply. The Compensation Committee may amend the terms of any award granted, retroactively or prospectively, but no amendment may adversely affect any vested award without the holder's consent.

     In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the Compensation Committee may make such adjustments to the number of shares authorized under the 2000 Stock Incentive Plan and to outstanding awards thereunder as it deems necessary.

     The 2000 Stock Incentive Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     Federal Tax Consequences. The following discussion summarizes the federal income tax consequences of the 2000 Stock Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 2000 Stock Incentive Plan. The federal income tax consequences set forth below with respect to the 2000 Stock Incentive Plan is substantially similar to the federal income tax consequences previously described herein with respect to the 1997 Employee Share Incentive Plan.

     Generally, when an optionee exercises a NQSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer.

     Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NQSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

     When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NQSOs.

     Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF 2000 STOCK INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES OF COMMON STOCK FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

     When a plan participant exercises SARs, the amount of cash and the fair market value of property received (including shares of Common Stock), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary. In the absence of an election by a participant under Section 83(b) of the Code, the grant of a restricted stock award will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares of Common Stock will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock award on the date of grant, provided the participant makes an election under Section 83(b) of the Code within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares of Common Stock to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares of Common Stock prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction subject to Section 162(m).

     In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will receive a deduction in the same amount, subject to Section 162(m).

     The foregoing discussion summarizes the federal income tax consequences of the 2000 Stock Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 2000 Stock Incentive Plan.

     New Plan Benefits. The amounts of awards that may be granted under the 2000 Stock Incentive Plan in 2000 are not yet determinable, except that, upon the effectiveness of the 2000 Stock Incentive Plan, each non-employee director will be automatically granted options to purchase 40,000 shares of Common Stock (or 2,000 shares on a post Reverse Stock Split basis assuming a maximum Reverse Stock Split ratio of one-for-twenty) and such amount annually thereafter on the date of each annual meeting of stockholders of the Company.

     In order to comply with certain federal securities laws and the requirements of the NYSE regarding the listing of the shares of Common Stock to be issued pursuant to the plans, the 1997 Plan Amendment and the 2000 Stock Incentive Plan require the approval of the holders of the majority of the voting shares of Common Stock of the Company represented at the Annual Meeting. In addition, the settlement agreements with the plaintiffs in the stockholder litigation prohibit the repricing of options previously granted to certain executive officers and directors of the Company without stockholder approval. In the event any of the actions of the Company hereunder are deemed to be a repricing as contemplated under the settlement agreements, stockholder approval of this Proposal 3 shall be deemed to constitute stockholder approval for the purposes of the settlement agreement.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE SHARE INCENTIVE PLAN AND ADOPTION OF THE 2000 STOCK INCENTIVE PLAN.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000. Arthur Andersen LLP served as Old CCA's independent auditors from 1991 until completion of the Merger and as Old Prison Realty's independent auditors from its formation in April 1997 until completion of the Merger. Arthur Andersen LLP also rendered services in connection with the Restructuring to each of the Company and Operating Company. Arthur Andersen LLP has served as the Company's independent auditors since the Company's formation in September 1998 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Although the Company is not required to submit the ratification and approval of the selection of its independent auditors to a vote of stockholders, the Board of Directors believes that it is sound policy to do so. The affirmative vote of the holders of a majority of the shares of the outstanding shares of Common Stock cast at the Annual Meeting is required for ratification of the selection of Arthur Andersen LLP. In the event that the majority of the votes cast are against the selection of Arthur Andersen LLP, the directors will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

     Under the rules of the Commission, the Company is required to include in this Proxy Statement information with respect to the compensation of certain of its officers for the fiscal year ending December 31, 1999 and for certain periods prior to 1999, all as described herein. With the exception of J. Michael Quinlan, each of the Company's executive officers in 1999 have resigned from their positions with the Company or otherwise have been terminated. In connection with their resignations or terminations, as the case may be, they received certain severance benefits, as described elsewhere in this Proxy Statement. In addition, as the result of their resignations or terminations, they forfeited certain equity incentives previously granted to them, also as described herein.

     In August 2000, the Company's Board of Directors appointed William F. Andrews to serve as the Chairman of the Company's Board of Directors and John D. Ferguson to serve as the Company's Chief Executive Officer and President. Mr. Ferguson also currently serves as the interim Chief Financial Officer of the Company. It is anticipated that a permanent Chief Financial Officer will be appointed by December 31, 2000. Information concerning the compensation paid or to be paid to Mr. Ferguson in 2000 is described herein as part of the Report of the Compensation Committee. The Company's proxy statement with respect to the 2001 Annual Meeting of Stockholders will contain additional information concerning the compensation of the Company's executive officers during the 2000 fiscal year in accordance with the rules of the Commission.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning the compensation paid to Doctor R. Crants and the compensation paid to each of J. Michael Quinlan, Vida H. Carroll, D. Robert Crants, III and Michael W. Devlin, the four most highly compensated executive officers of the Company other than Doctor R. Crants whose annualized compensation exceeded $100,000 (collectively, the "Named Executive Officers"), for the fiscal years ended December 31, 1997, 1998 and 1999. Each of Mr. Crants, III and Mr. Devlin resigned from his positions with the Company, effective as of December 31, 1999. In addition, on July 28, 2000, Doctor R. Crants was terminated as the Company's Chief Executive Officer. Vida H. Carroll resigned from her positions as the Company's Chief Financial Officer, Secretary and Treasurer effective September 15, 2000.

                                                                          LONG-TERM COMPENSATION
                                                                                  AWARDS                LONG-TERM COMPENSATION
                                                                         ------------------------              PAYOUTS
                           ANNUAL COMPENSATION                           RESTRICTED    SECURITIES    ----------------------------
NAME AND PRINCIPAL     ----------------------------     OTHER ANNUAL       STOCK       UNDERLYING       LTIP         ALL OTHER
POSITION               YEAR   SALARY($)    BONUS($)    COMPENSATION($)   AWARDS($)     OPTIONS(#)    PAYOUTS($)   COMPENSATION($)
------------------     ----   ---------    --------    ---------------   ----------    ----------    ----------   ---------------
Doctor R. Crants.....  1999   $175,000(1)  $ 34,488(2)          --        $103,465(3)   113,750(4)         --              --
  Chief Executive      1998    385,933(5)        --             --              --       17,500(6)         --        $  7,450(7)
  Officer              1997    359,423(8)        --             --              --      113,125(9)         --           7,450(10)
J. Michael Quinlan...  1999     79,583(11)       --             --              --       10,000(12)        --              --
  President            1998    155,625           --             --              --           --            --           5,000(13)
                       1997    150,000(14)       --             --              --      375,000(15)        --              --
Vida H. Carroll......  1999    141,667       83,387(16)          --         19,160(17)   26,250(18)        --          42,500(19)
  Chief Financial      1998     88,813           --             --              --           --            --           3,000(13)
  Officer Secretary    1997     75,000(14)       --             --              --       65,000(20)        --              --
  and Treasurer
D. Robert Crants,
  III................  1999    155,000      113,320(21)          --        114,961(22)   52,500(23)        --         238,750(24)
  President            1998    103,750           --             --              --           --            --           5,000(13)
                       1997    100,000(14)         (25)          --             --      225,000(26)        --              --
Michael W. Devlin....  1999    155,000      113,320(21)          --        114,961(22)   52,500(23)        --         238,750(24)
  Chief Operating      1998    103,750           --             --              --           --            --           5,000(13)
  Officer              1997    100,000(14)         (25)          --             --      225,000(26)        --              --

-------------------------

 (1) Represents Mr. Crants' base salary as Chief Executive Officer and Chairman of the Board of Directors of the Company during 1999. Mr. Crants resigned from his position as Chairman and as a member of the Board of Directors of the Company in December 1999 and July 2000, respectively, and was terminated as the Chief Executive Officer of the Company on July 28, 2000.

 (2) Mr. Crants was awarded 1,687 restricted shares of the Company's Common Stock on March 4, 1999 pursuant to the Company's 1997 Employee Share Incentive Plan, which was assumed by the Company in the 1999 Merger. Pursuant to the terms of a restricted stock agreement between the Company and Mr. Crants, these shares of the Company's Common Stock were vested immediately upon the award of such shares to Mr. Crants. The value of these shares on the date of award was $34,488, based on the average of the high and low sales prices of the Company's Common Stock on the NYSE on March 3, 1999, $20.44. As of December 31, 1999, the closing market price of the Company's Common Stock on the NYSE was $5.06 per share, reducing the aggregate value of the shares awarded to Mr. Crants to $8,536.

 (3) Mr. Crants was awarded 5,063 restricted shares of the Company's Common Stock on March 4, 1999 pursuant to the Company's 1997 Employee Share Incentive Plan. Pursuant to the terms of a restricted stock agreement between the Company and Mr. Crants, such restricted shares were to vest ratably on each of the first three anniversaries of the date of such award. The value of these shares on the date of award was $103,465, based on the average of the high and low sales prices of the Company's Common Stock on the NYSE on March 3, 1999, $20.44. In connection with Mr. Crants' termination as the Company's Chief Executive Officer on July 28, 2000, these shares were forfeited by Mr. Crants to the extent such shares had not vested.

 (4) In connection with Mr. Crants' termination as the Company's Chief Executive Officer on July 28, 2000, these options were forfeited by Mr. Crants.

 (5) Represents the compensation paid by Old CCA, the Company's predecessor, to such individual for the fiscal year ended December 31, 1999.

 (6) These options were granted by Old CCA under Old CCA's 1995 Stock Incentive Plan. In connection with the 1999 Merger, the Company assumed all of the options outstanding under the 1995 Stock Incentive Plan, with all of such options being converted into options exercisable for shares of the Company's Common Stock, based on the exchange ratio in the 1999 Merger. In connection with Mr. Crants' termination as the Company's Chief Executive Officer on July 28, 2000, these options were forfeited by Mr. Crants.

 (7) Amount represents the contribution by Old CCA, the Company's predecessor, to Old CCA's Amended and Restated Employee Stock Ownership Plan (the "Old CCA ESOP") during the fiscal year ended December 31, 1998.

 (8) Represents the compensation paid by Old CCA, the Company's predecessor, to such individual for the fiscal year ended December 31, 1997.

 (9) 13,125 of the options were granted by Old CCA under Old CCA's 1995 Stock Incentive Plan. The balance of the options, which were to vest in 25% increments over a three-year period, with the first such increment having vested on July 15, 1997, were granted by Old Prison Realty under Old Prison Realty's 1997 Employee Share Incentive Plan. In connection with the 1999 Merger, the Company assumed all of the options outstanding under Old CCA's 1995 Stock Incentive Plan and Old Prison Realty's 1997 Employee Share Incentive Plan, with all of such options being converted into options exercisable for shares of the Company's Common Stock, based on the exchange ratio in the 1999 Merger. In connection with Mr. Crants' termination as the Company's Chief Executive Officer on July 28, 2000, these options were forfeited by Mr. Crants.

(10) Amount represents the contribution by Old CCA, the Company's predecessor, to the Old CCA ESOP during the fiscal year ended December 31, 1997.

(11) From January 1, 1999 until May 11, 1999, Mr. Quinlan served as Vice-Chairman of the Company's Board of Directors. From May 11, 1999 until June 28, 1999, Mr. Quinlan served as the Company's Vice-President, Special Projects. On June 28, 1999, Mr. Quinlan resigned from all positions with the Company to become president and chief operating officer of Operating Company. Mr. Quinlan became President of the Company, effective upon the resignation of D. Robert Crants, III, in December 1999. Mr. Quinlan was appointed, and currently serves as, the Executive Vice President of the Company on August 4, 2000.

(12) Pursuant to the Company's 1997 Employee Share Incentive Plan, these options to purchase shares of the Company's Common Stock initially were to vest in 25% increments over a three-year period, with the first such increment having vested on March 4, 1999. Upon Mr. Quinlan's resignation from all positions with the Company on June 28, 1999, all outstanding unvested options held by Mr. Quinlan became fully vested upon action by the Company's Board of Directors. These options are exercisable at a price of $19.94 per share, the closing market price on the NYSE of the Company's Common Stock on March 4, 1999, the date of grant of these options.

(13) Amount represents the contribution by Old Prison Realty, the Company's predecessor, to Old Prison Realty's Amended and Restated Employee Share Ownership Plan for the fiscal year ended December 31, 1998.

(14) Amounts are annualized salaries for the fiscal year ended December 31, 1997.

(15) All but 25,000 of these options to purchase the Company's Common Stock initially vested in 25% increments over a three-year period with the first such increment having vested on July 15, 1997. The remaining 25,000 options initially vested in 25% increments over a three-year period, with the first such increment having vested on December 2, 1997. All of these options were granted under Old Prison Realty's 1997 Employee Share Incentive Plan. In connection with the 1999 Merger, the Company assumed all of the options outstanding under Old Prison Realty's 1997 Employee Share Incentive Plan, with all of such options being converted into options exercisable for shares of the Company's Common Stock, based on the exchange ratio in the 1999 Merger. Upon Mr. Quinlan's resignation from all positions with the Company on June 28, 1999, all outstanding unvested options held by Mr. Quinlan became fully vested upon action by the Company's Board of Directors.

(16) Ms. Carroll was awarded 312 restricted shares of the Company's Common Stock on March 4, 1999 pursuant to the Company's 1997 Employee Share Incentive Plan. Pursuant to the terms of a restricted stock agreement between the Company and Ms. Carroll, these shares were vested immediately upon the award of such shares. The value of these shares on the date of award was $6,387, based on the average of the high and low sales prices of the Company's Common Stock on the NYSE on March 3, 1999, $20.44. As of December 31, 1999, the closing market price of the Company's Common Stock on the NYSE was $5.06 per share, reducing the aggregate value of the shares awarded to $1,579. Ms. Carroll also received a cash bonus of $75,000 in March 1999.

(17) Ms. Carroll was awarded 938 restricted shares of the Company's Common Stock on March 4, 1999 pursuant to the Company's 1997 Employee Share Incentive Plan. Pursuant to the terms of a restricted stock agreement between the Company and Ms. Carroll, such restricted shares were to vest ratably on each of the first three anniversaries of the date of such award. The value of these shares on the date of award was $19,160, based on the average of the high and low sales prices of the Company's Common Stock on the NYSE on March 3, 1999, $20.44. As of December 31, 1999, the closing market price of the Company's Common Stock on the NYSE was $5.06 per share, reducing the aggregate value of the shares awarded to $4,746. These shares were forfeited upon the effectiveness of Ms. Carroll's resignation as the Company's Chief Financial Officer, Secretary and Treasurer to the extent such shares were not vested.

(18) Pursuant to the Company's 1997 Employee Share Incentive Plan, these options to purchase shares of the Company's Common Stock were to vest in 25% increments over a three-year period, with the first such increment having vested on March 4, 1999, and were exercisable at a price of $19.94 per share, the closing market price on the NYSE of the Company's Common Stock on March 4, 1999, the date of grant of these options. All unexercised options were terminated upon the effectiveness of Ms. Carroll's resignation.

(19) Represents three-months' severance of $37,500 paid in advance to Ms. Carroll and a contribution of $5,000 by the Company to the Prison Realty Trust, Inc. 401(k) Savings and Retirement Plan on Ms. Carroll's behalf during the fiscal year ended December 31, 1999.

(20) All but 15,000 of these options to purchase the Company's Common Stock were to vest in 25% increments over a three-year period with the first such increment having vested on July 15, 1997. The remaining 15,000 options were to vest in 25% increments over a three-year period with the first such increment having vested on December 2, 1997. All of these options were granted under Old Prison Realty's 1997 Employee Share Incentive Plan. In connection with the 1999 Merger, the Company assumed all of the options outstanding under Old Prison Realty's 1997 Employee Share Incentive Plan, with all of such options being converted into options exercisable for shares of the Company's Common Stock, based on the exchange ratio in the 1999 Merger. All unexercised options were terminated upon the effectiveness of Ms. Carroll's resignation.

(21) This individual was awarded 1,875 restricted shares of the Company's Common Stock on March 4, 1999 pursuant to the Company's 1997 Employee Share Incentive Plan. Pursuant to the terms of a restricted stock agreement between the Company and such individual, these shares were vested immediately upon the award of such shares. The value of those shares on the date of award was $38,320, based on the average of the high and low sales prices of the Company's Common Stock on the NYSE on March 3, 1999, $20.44. As of December 31, 1999, the closing market price of the Company's Common Stock on the NYSE was $5.06 per share, reducing the aggregate value of the shares awarded to $9,488. This individual also received a cash bonus of $75,000 in March 1999.

(22) This individual was awarded 5,625 shares of the Company's Common Stock on March 4, 1999 pursuant to the Company's 1997 Employee Share Incentive Plan. Pursuant to the terms of a restricted stock agreement between the Company and this individual, such restricted shares were to vest ratably on each of the first three anniversaries of the date of such award. The value of these shares on the date of award was $114,961, based on the average of the high and low sales prices of the Company's Common Stock on the NYSE on March 3, 1999, $20.44. In connection with the individual's resignation from all positions with the Company on December 31, 1999, these shares were forfeited by such individual to the extent such shares were not vested.

(23) In connection with the individual's resignation from all positions with the Company on December 31, 1999, these options were forfeited by such individual.

(24) In connection with the individual's resignation from all positions with the Company on December 31, 1999, the Company made a cash payment of $233,750 to the individual, which represented the outstanding amount of the Company's obligations under such individual's employment agreement with the Company. The Company also contributed $5,000 to the Prison Realty Trust, Inc. 401(k) Savings and Retirement Plan on the individual's behalf during the fiscal year ended December 31, 1999.

(25) This individual was awarded 150,000 common shares of Old Prison Realty issued as a development fee and as reimbursement for actual costs incurred with the promotion and formation of Old Prison Realty, the consummation of Old Prison Realty's initial public offering of common shares and Old Prison Realty's purchase of nine correctional and detention facilities from Old CCA.

(26) All of these options were forfeited upon the individual's resignation from all positions with the Company on December 31, 1999.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth the options granted with respect to the year ended December 31, 1999 to the Chief Executive Officer and each of the Company's Named Executive Officers.

                                         INDIVIDUAL GRANTS
                              ----------------------------------------                              POTENTIAL REALIZABLE VALUE
                                  NUMBER OF        PERCENTAGE OF TOTAL                           AT ASSUMED RATES OF STOCK PRICE
                                  SECURITIES       OPTIONS GRANTED TO                            APPRECIATION FOR OPTION TERM(1)
                              UNDERLYING OPTIONS      EMPLOYEES IN       EXERCISE   EXPIRATION   --------------------------------
NAME                              GRANTED(#)         FISCAL YEAR(2)      PRICE(3)      DATE         5%($)               10%($)
----                          ------------------   -------------------   --------   ----------   ------------        ------------
Doctor R. Crants............       113,750(4)             35.8%           $19.94     03/04/09     $1,428,950(5)       $3,606,398(5)
J. Michael Quinlan..........        10,000(6)              3.1             19.94     03/04/09        125,622             317,046
Vida H. Carroll.............        26,250(7)              8.3             19.94     03/04/09        329,758(8)          832,245(8)
D. Robert Crants, III.......        52,500(9)             16.5             19.94     03/04/09              0(10)               0(10)
Michael W. Devlin...........        52,500(9)             16.5             19.94     03/04/09              0(10)               0(10)

-------------------------

 (1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast future appreciation, if any, of the price of the Company's Common Stock.

 (2) The percentage of total stock options granted to the Chief Executive Officer and each Named Executive Officer was based on the total number of options to purchase the Company's Common Stock granted during 1999, which amounted to options to purchase 317,500 shares.

 (3) All options to purchase shares of the Company's Common Stock granted to Named Executive Officers in 1999 had exercise prices equal to the fair market value (closing price per share of the Company's Common Stock on the NYSE) on the date of grant, March 4, 1999.

 (4) These options, which were terminated in connection with Doctor R. Crants' termination as the Chief Executive Officer of the Company on July 28, 2000, initially were subject to the following vesting schedule: 25% of the options vested on March 4, 1999, the date of grant, and the remainder of the options were to vest in equal 25% installments on each of the first three anniversaries of the date of grant.

 (5) All options held by Mr. Crants were terminated upon Mr. Crants' termination as the Company's Chief Executive Officer on July 28, 2000.

 (6) In connection with Mr. Quinlan's previous resignation from all positions with the Company on June 28, 1999, all of these options became fully vested upon action by the Company's Board of Directors.

 (7) 25% of the options were to vest on March 4, 1999, the date of the grant, and the remainder of the options were scheduled to vest in equal 25% installments on each of the first three anniversaries of the grant; provided, however, that these options (to the extent not exercised) were terminated upon the effectiveness of Ms. Carroll's resignation as the Company's Chief Financial Officer, Secretary and Treasurer.

 (8) All unexercised options held by Ms. Carroll were terminated upon the effectiveness of her resignation as the Company's Chief Financial Officer, Secretary and Treasurer.

 (9) These options, which were terminated in connection with the resignation of each of D. Robert Crants, III and Michael W. Devlin from all positions with the Company on December 31, 1999, initially were subject to the following vesting schedule: 25% of the options vested on March 4, 1999, the date of grant, and the remainder of the options were to vest in equal 25% installments on each of the first three anniversaries of the date of grant.

(10) All options held by each of D. Robert Crants, III and Michael W. Devlin terminated upon the resignation of Messrs. Crants, III and Devlin from all positions with the Company on December 31, 1999.

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to the value of unexercised options to purchase shares of the Company's Common Stock held by the Named Executive Officers on December 31, 1999.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                               OPTIONS HELD AT             IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2000             DECEMBER 31, 2000(2)
                         SHARES ACQUIRED      VALUE      ----------------------------    ---------------------------
NAME                       ON EXERCISE     REALIZED(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                     ---------------   -----------   -----------    -------------    -----------   -------------
Doctor R. Crants.......      52,500         $435,908        296,563(3)      135,313(3)        0              0
J. Michael
  Quinlan(4)...........          --               --        393,750               0           0              0
Vida H. Carroll........          --               --         55,312(5)       35,938(5)        0              0
D. Robert Crants,
  III(6)...............          --               --              0               0           0              0
Michael W. Devlin(7)...          --               --              0               0           0              0

-------------------------

(1) Represents the market value of the underlying shares of the Company's Common Stock on the date of exercise, less the applicable exercise price.

(2) As of December 31, 1999 (the last trading date in 1999) the market price of shares of the Company's Common Stock (the closing price per share of Common Stock on the NYSE) was $5.06 per share. As a result, none of the unexercised options to purchase the Company's Common Stock were in-the-money at December 31, 1999.

(3) As a result of Doctor R. Crants' termination as the Company's Chief Executive Officer on July 28, 2000, all of his outstanding options to purchase shares of the Company's Common Stock were terminated.

(4) In connection with Mr. Quinlan's previous resignation from all positions with the Company on June 28, 1999, the Compensation Committee of the Board of Directors of the Company accelerated the date of exercise of all of Mr. Quinlan's outstanding options to purchase shares of the Company's Common Stock.

(5) Upon the effectiveness of Ms. Carroll's resignation as the Company's Chief Financial Officer, Secretary and Treasurer, all of her outstanding options to purchase shares of the Company's Common Stock were terminated.

(6) As a result of the resignation of D. Robert Crants, III, all of his outstanding options to purchase shares of the Company's Common Stock were terminated.

(7) As a result of the resignation of Michael W. Devlin, all of his outstanding options to purchase shares of the Company's Common Stock were terminated.

REPORT OF THE COMPENSATION COMMITTEE

COMPOSITION AND POLICIES OF THE COMPENSATION COMMITTEE IN 1999

     The Company's Compensation Committee is currently comprised of C. Ray Bell and Joseph V. Russell, with Mr. Russell serving as Chairman. Prior to his resignation on April 1, 2000, Mr. Moore served as a member and as the Chairman of the Compensation Committee. Mr. Russell is, and Mr. Moore was, an Independent Director. The following portion of this report relates to the policies adopted and actions taken by the Company's Compensation Committee in 1999.

Objectives of Executive Compensation

     The Company's 1999 compensation program was determined by the Compensation Committee in March 1999, prior to disclosure of the Company's operating results for the first fiscal quarter of 1999 and prior to the Company's determination to effect the Restructuring and related transactions. In 1999, the Company's executive compensation program was intended to compensate the Company's key executives for services rendered in connection with the 1999 Merger, as well as to attract, motivate and retain key executives who were capable of leading the Company effectively and continuing its long-term growth. The compensation program for its executives was comprised of base salary, annual incentives and long-term incentive awards. Base salary was targeted to be within a reasonable range of compensation for comparable companies and for comparable levels of expertise by executives. Annual incentives were based upon the achievement of one or more performance goals. The Company used stock options and other equity based compensation in its long-term incentive programs.

Compensation Committee Procedures

     The Compensation Committee established the Company's general compensation policies for 1999 and was responsible for the implementation and monitoring of its compensation and incentive plans and policies. Final compensation determinations for 1999 were made after preliminary financial statements for the prior fiscal year became available and upon a review of the salaries of the executive officers of comparable REITs as disclosed in available SNL Executive Compensation Reviews and publicly filed documents. At that time, annual incentives, if any, were determined for the past year's performance and for each executive's performance of services in connection with the 1999 Merger, base salaries for the following fiscal year were set and long-term incentives, if any, were granted.

     In determining the executive officers' base salaries and the performance-based incentives granted to the executive officers for the end of the fiscal year ended December 31, 1999, the Compensation Committee took into consideration the above-referenced factors and examined comparable executive compensation paid by a peer group of REITs of similar size, makeup and performance as reported in the SNL Executive Compensation Review 1999 -- REITS. While the companies included in the SNL Review might not have been identical to the companies used to calculate the NAREIT Index to which the Company's share performance was compared in the performance graph contained herein, the Compensation Committee believed that the compensation information in the SNL Review was comparable because it contained data pertaining to REITs of similar size, makeup and performance to that of the Company. Members of the Compensation Committee consulted periodically by telephone prior to their meetings at which compensation decisions were made. The Compensation Committee exercised its independent discretion in determining the compensation of the Company's executive officers.

     Each element of the Company's executive compensation, as well as the compensation of the Chief Executive Officer for the 1999 fiscal year, is discussed below.

Base Salary

     In 1999, base salaries were a fixed component of total compensation and did not relate to the performance of the Company. Base salaries were determined by the Compensation Committee after reviewing salaries paid by companies of similar size and performance. For the year ended December 31, 1999, the Company's executive officers, other than its Chief Executive Officer, who is discussed separately below, received the following base salaries, which were fixed by the Compensation Committee on March 4, 1999: D. Robert Crants, III
(President) -- $165,000; Michael W. Devlin (Chief Operating
Officer) -- $165,000; Vida H. Carroll (Chief Financial Officer) -- $150,000; and
J. Michael Quinlan (Vice-Chairman of the Board of Directors) -- $160,000.

Annual Incentives

     In 1999, annual incentives were provided in the form of cash bonuses. Annual incentives were designed to reward executives and management for the annual growth and achievement of the Company and are therefore tied to its performance. The amount of the award was based upon each executive's base salary and the level to which such executive's performance met and exceeded the established goal, as well as services rendered by each executive in connection with the 1999 Merger. D. Robert Crants, III, Michael W. Devlin and Vida H. Carroll were each paid annual cash incentives of $75,000 in 1999, primarily for services provided to the Company in connection with the 1999 Merger.

Long-term Incentives

     In 1999, long-term incentives were provided through the grant of stock options and restricted stock awards under the Company's 1997 Employee Share Incentive Plan. These grants were designed to align executives' interests with the long-term goals of the Company and the interests of the Company's stockholders and to encourage high levels of stock ownership among executives. The Compensation Committee granted 141,250 options to executive officers other than Doctor R. Crants in 1999. In addition, the Compensation Committee awarded 16,250 restricted shares of the Company's Common Stock to executive officers other than Doctor R. Crants in 1999. As a result of the resignation of each of
D. Robert Crants, III, Michael W. Devlin and Vida H. Carroll, all unvested shares of restricted Common Stock granted in 1999 and all unexercised options held by each such executive officer were forfeited.

Executive Equity Loan Plan

     On May 10, 1999, the Compensation Committee approved, and the Company adopted, the Company's Executive Equity Loan Plan (the "Loan Plan"), pursuant to which the Company was authorized to grant loans to its officers and other key employees for the purpose of purchasing shares of the Company's Common Stock. The Company adopted the Loan Plan so as to align the interests of the Company's management and shareholders. Under the Loan Plan, the Company granted an aggregate of $1.0 million in loans in 1999 to each of D. Robert Crants, III and Michael W. Devlin in 1999, which were to be used for the purposes of purchasing shares of the Company's Common Stock. See the discussion under the heading "Employment Agreements and Change in Control Provisions -- Severance Agreements With Former Executive Officers of the Company" contained in Proposal 1 herein for a description of the severance arrangements between the Company and each of Messrs. Crants, III and Devlin, including a description of the terms of repayment of such loans.

Compensation of Chief Executive Officer in 1999

     In March 1999, the Compensation Committee set the 1999 base salary for the Company's Chief Executive Officer, Doctor R. Crants, in accordance with the policies and considerations stated above. For the year ended December 31, 1999, Mr. Crants received a base salary of $175,000. During the fiscal year ended December 31, 1999, the Compensation Committee awarded options to purchase 113,750 shares of the Company's Common Stock to Mr. Crants. The Company also awarded a total of 6,750 restricted shares of the Company's Common Stock to Mr. Crants pursuant to the 1997 Employee Share Incentive Plan, which were to vest in 25% increments over a three-year period, with the first such increment vesting immediately upon the date of the award. As a result of the resignation and/or termination of employment of Mr. Crants from all positions with the Company, all unvested shares of restricted Common Stock and unexercised warrants granted to Mr. Crants in 1999 were forfeited. In addition, under the terms of the Company's Loan Plan, Mr. Crants obtained a loan in the principal amount of $1.0 million for the purpose of purchasing shares of the Company's Common Stock. See the discussion under the heading "Employment Agreements and Change in Control Provisions -- Severance Agreements With Former Executive Officers of the Company" contained in Proposal 1 herein for a description of the severance agreements between the Company and Mr. Crants, including a description of the terms of repayment of such loan.

Tax Deductibility of Compensation

     Section 162(m) of the Code limits the deductibility on the Company's tax return of compensation over $1.0 million to either the Chief Executive Officer or any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) in 1999 was to make every reasonable effort to ensure that compensation was deductible to the extent permitted while simultaneously providing the Company executives with appropriate rewards for their performance.

SEVERANCE PAYMENTS TO FORMER EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

     In connection with the resignation and/or termination of each of Doctor R. Crants, D. Robert Crants, III and Michael W. Devlin from their positions with the Company, the Company and each of these individuals entered into a severance agreement. In addition, the Company has previously made certain severance payments to Vida H. Carroll in connection with her resignation from all positions with the Company. The terms and conditions of these severance agreements and the Company's severance payments to each of these individuals are more fully described in the discussion under the heading "Employment Agreements and Change in Control Provisions -- Severance Agreements With Former Executive Officers of the Company" contained in Proposal 1 herein. Each of these severance agreements and the payments pursuant to such agreements, which were approved by the Compensation Committee and the full Board of Directors of the Company, were deemed advisable in order to accomplish a comprehensive restructuring of the Company's management.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OF CHAIRMAN OF THE BOARD OF DIRECTORS IN 2000

     Thomas W. Beasley served as the Chairman of the Board of Directors from December 26, 1999 through August 7, 2000 and as the Company's interim Chief Executive Officer following the termination of Doctor R. Crants and prior to the appointment of John D. Ferguson. As compensation for these services, the Company agreed to pay Mr. Beasley a monthly fee of $50,000 from January through September 2000.

     In connection with Mr. Ferguson's appointment as the Chief Executive Officer and President of the Company, the Company entered into an employment agreement with Mr. Ferguson, dated August 4, 2000. The Company has also entered into an agreement with William F. Andrews with respect to Mr. Andrews' service as Chairman of the Board of Directors of the Company. A description of each of these agreements is set forth below. These agreements have previously been approved by the Compensation Committee and the full Board of Directors of the Company.

     The initial term of Mr. Ferguson's employment agreement expires on December 31, 2002, and is subject to a series of one year renewals. Under the terms of Mr. Ferguson's employment agreement, Mr. Ferguson is entitled to receive an annual base salary through December 31, 2001 of $350,000 and an annual base salary of $400,000 in 2002, each subject to increase at the discretion of the Compensation Committee of the Company's Board of Directors. Mr. Ferguson is also entitled to receive a cash bonus for 2000 of $75,000 and a cash bonus of $175,000 and $200,000 for 2001 and 2002, respectively. In addition, if the Company achieves certain financial performance targets determined by the Board of Directors of the Company, Mr. Ferguson will be entitled to receive additional cash bonuses of $175,000 and $200,000 for 2001 and 2002, respectively. In the event of Mr. Ferguson's termination or resignation from his positions with the Company, he is entitled to certain severance benefits following such termination or resignation.

     In addition, under the terms of the employment agreement, the Company has issued Mr. Ferguson the option to purchase an aggregate of 2,000,000 shares of the Company's Common Stock, consisting of: (i) options to purchase 500,000 shares of Common Stock at an exercise price of $2.38 per share that vested on the date of the employment agreement; (ii) options to purchase 500,000 shares of Common Stock at an exercise price of $2.38 per share that will vest on the first anniversary of the date of the employment agreement; (iii) options to purchase 500,000 shares of Common Stock at an exercise price of $5.00 per share that will vest on the second anniversary of the date of the employment agreement; and (iv) options to purchase 500,000 shares of Common Stock at an exercise price of $7.50 per share that will vest on the third anniversary of the date of the employment agreement. In the event the stockholders of the Company do not either (i) vote to approve the grant of such options to Mr. Ferguson, or (ii) vote to approve a plan providing for such grant prior to December 31, 2000, the Company shall issue Mr. Ferguson an equivalent amount of stock appreciation rights with like exercise price and vesting provisions. Under the terms of the employment agreement and related option agreement, certain of these options, and stock appreciation rights, as the case may be, may be forfeited by Mr. Ferguson upon the termination of his employment with the Company.

     The Company has also agreed to pay an annual retainer of $100,000 to Mr. Andrews for his continued service as Chairman of the Board of Directors of the Company. The Company has also agreed to pay Mr. Andrews an annual cash bonus equal to 50% of his annual retainer if the Company meets certain financial and operating criteria. The Company also agreed to grant Mr. Andrews an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, the trading price of the Company's Common Stock on August 8, 2000.

COMPOSITION AND POLICIES OF THE COMPENSATION COMMITTEE FOLLOWING RESTRUCTURING

     Due to the Restructuring, including the Company's election not to qualify and to be taxed as a REIT commencing with its 2000 taxable year, the compensation policies of the Company in the 2000 fiscal year and thereafter will differ from the compensation policies followed by the Compensation Committee in 1999. The Company's proxy statement with respect to the Company's 2001 Annual Meeting of Stockholders will contain information concerning the compensation policy of the Compensation Committee for the fiscal year ended December 31, 2000 and thereafter. It is anticipated that Compensation Committee, in determining the future compensation of the Company's executive officers, will primarily take into account the financial and operating performance of the Company relative to companies with similar annual revenues, capitalization and business operations (including other private corrections providers), as well as the performance of each individual executive officer. It is anticipated that the Compensation Committee also will, in its discretion, consider such other factors as may be deemed to be relevant by the Compensation Committee in creating an executive compensation policy designed to provide compensation which: (i) is competitive in the marketplace;
(ii) rewards successful financial performance; and (iii) aligns executive officers' interests with those of the Company's stockholders.

     In addition, following the 2000 Annual Meeting of Stockholders, the Board of Directors will restructure the composition of the Compensation Committee, as more fully described in "Certain Information Concerning the Board of Directors and Executive Officers -- Committees of the Company's Board of Directors." The Company's proxy statement with respect to the Company's 2001 Annual Meeting of Stockholders will contain additional information concerning the revised membership of the Compensation Committee.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

Joseph V. Russell, Chairman
C. Ray Bell

                     OWNERSHIP OF THE COMPANY'S SECURITIES

COMMON STOCK

     Except as otherwise indicated, the following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock as of November 6, 2000 by: (i) each stockholder of the Company that the Company believes currently holds more than a 5% beneficial interest in the Company's Common Stock, (ii) each existing director of the Company, (iii) each nominee for director, (iv) each of the Company's existing executive officers, and (v) all directors, nominees for directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of the Company's Common Stock listed below, based on information furnished by such owners and/or from information contained in reports filed by the beneficial owner with the Commission pursuant to Section 13 of the Exchange Act, have sole voting and investment power with respect to such shares. This beneficial ownership information includes information with respect to the beneficial ownership of shares of the Company's Common Stock issuable upon conversion of all shares of the Company's Series B Preferred Stock held by each person or entity or person listed below, including shares of Series B Preferred Stock issued on [November 13, 2000].

                                                                 NUMBER OF SHARES OF
                                                           COMMON STOCK BENEFICIALLY OWNED
                                                              AS OF NOVEMBER 6, 2000(1)
                                                       ---------------------------------------
NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES    PERCENT OF CLASS(2)
------------------------                               ----------------    -------------------
Dreman Value Management, L.L.C.......................     33,400,956(3)           18.6%
  10 Exchange Place, Suite 2150
  Jersey City, New Jersey 07302-3913
Sodexho Alliance, S.A................................     25,356,516(4)           15.1%
  Port de la Bourdonnais
  75007, Paris France
Scudder Kemper Investments, Inc......................     22,368,085(5)           13.0%
  345 Park Avenue
  New York, New York 10154
Gotham Partners, L.P.................................     20,319,483(6)           11.9%
  Gotham Partners III, L.P.
  Gotham International Advisors, L.L.C.
  Gotham Holdings II, L.L.C.
  110 East 42nd Street, 18th Floor
  New York, New York 10017
William F. Andrews...................................        630,070(7)              *
John D. Ferguson.....................................        500,000(8)              *
Thomas W. Beasley....................................      6,194,354(9)            3.8%
C. Ray Bell..........................................        394,004(10)             *
Jean-Pierre Cuny.....................................         26,250(11)             *
Ted Feldman..........................................         56,410(12)             *
Joseph V. Russell....................................        401,991(13)             *
Charles W. Thomas, Ph.D..............................        176,602(14)             *
Lucius E. Burch, III.................................      2,435,026(15)           1.5%

                                                                 NUMBER OF SHARES OF
                                                           COMMON STOCK BENEFICIALLY OWNED
                                                              AS OF NOVEMBER 6, 2000(1)
                                                       ---------------------------------------
NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES    PERCENT OF CLASS(2)
------------------------                               ----------------    -------------------
John D. Correnti.....................................              0                 *
C. Michael Jacobi....................................              0                 *
John R. Prann, Jr....................................              0                 *
Henri L. Wedell......................................        676,777(16)             *
J. Michael Quinlan...................................        821,499(17)             *
Darrell K. Massengale................................        467,812(18)             *
Todd Mullenger.......................................        342,631(19)             *
Brent Turner.........................................        354,706(20)             *
All executive officers, directors and nominees for
  director as a group (17 persons)...................     13,478,132(21)           8.1%

-------------------------

 * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

 (1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of the Company's Common Stock (i) underlying options to purchase shares of the Company's Common Stock, which are exercisable, or become exercisable, within 60 days after November 9, 2000 and (ii) issuable upon conversion of all shares of the Company's Series B Preferred Stock, including shares of Series B Preferred Stock issued on November 13, 2000, are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of the Company's Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

 (2) Based on 159,068,246 shares of the Company's Common Stock issued and outstanding on November 6, 2000.

 (3) This beneficial ownership information is based on information contained in a Schedule 13G filed with the Commission and dated January 5, 2000. The beneficial ownership information contained in the Schedule 13G did not, however, include information with respect to shares of the Company's Series B Preferred Stock issued as a dividend upon shares of Common Stock listed as beneficially owned by Dreman Value Management, LLC on the Schedule 13G. Assuming the conversion of all such shares of Series B Preferred Stock into shares of Common Stock, Dreman Value Management, LLC: (i) would beneficially own, and have the sole power to vote, an aggregate of 31,537,133 shares of Common Stock (including 12,581,140 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and 18,955,993 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock); (ii) would possess shared voting power for an aggregate of 165,792 shares of Common Stock (including 66,150 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and 99,642 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock); and (iii) would possess sole dispositive power with respect to an aggregate of 33,400,956 shares of Common Stock (including 13,324,690 shares of Common

     Stock owned prior to the issuance of the Series B Preferred Stock and 20,076,275 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock).

 (4) This beneficial ownership information is based on information contained in a Schedule 13D filed with the Commission and dated October 1, 2000, although such beneficial ownership does not include information with respect to shares of the Company's Series B Preferred Stock issued on [November 13, 2000] as a dividend upon shares of Common Stock listed as beneficially owned by Sodexho on the Schedule 13D. Assuming the conversion of all shares of Series B Preferred Stock issued to Sodexho into shares of Common Stock, Sodexho would beneficially own an aggregate of 25,356,516 shares of Common Stock (including (i) 16,057,264 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock, (ii) 80,626 shares of the Common Stock issuable upon the exercise of certain options issued to Jean-Pierre Cuny and transferred by Mr. Cuny to Sodexho and (iii) 9,218,626 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock). Does not include shares of Common Stock issuable upon conversion of approximately 288,000 shares of Series B Preferred Stock withheld by the Company to satisfy U.S. income tax withholding requirements.

 (5) This beneficial ownership information is based on information contained in a Schedule 13G filed with the Commission and dated January 28, 2000. The beneficial ownership information contained in the Schedule 13G did not, however, include information with respect to shares of the Company's Series B Preferred Stock issued as a dividend upon shares of Common Stock listed as beneficially owned by Scudder Kemper Investments, Inc. on Schedule 13G. Assuming the conversion of all such shares of Series B Preferred Stock into shares of Common Stock, Scudder Kemper Investments, Inc. would beneficially own, and have the sole power to dispose or to direct the disposition of, an aggregate of 22,368,085 shares of Common Stock (including (i) 8,923,325 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and (ii) 13,444,760 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock).

 (6) This beneficial ownership information is based on information contained in a Schedule 13G filed with the Commission and dated September 12, 2000. The beneficial ownership information contained in the Schedule 13G did not, however, include information with respect to shares of the Company's Series B Preferred Stock issued as a dividend upon shares of Common Stock listed as beneficially owned by Gotham Partners, L.P. and its affiliates on the
     Schedule 13G. Assuming the conversion of all such shares of Series B Preferred Stock into shares of Common Stock: (i) Gotham Partners, L.P. would have sole voting and investment power with respect to 13,218,932 shares of Common Stock (including 5,273,451 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and 7,945,481 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock); (ii) Gotham Partners III, L.P. would have sole voting and investment power with respect to 586,454 shares of Common Stock (including 233,962 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and 352,492 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock); (iii) Gotham International Advisors, L.L.C. would have sole voting and investment power with respect to 5,529,966 shares of Common Stock (including 2,206,086 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and 3,323,880 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock); and (iv) Gotham Holdings II, L.L.C. would have sole voting and investment power with respect to 984,131 shares of Common Stock (including 392,601 shares of Common Stock owned prior to the issuance of the Series B Preferred Stock and 591,530 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock). Section H Partners, L.P.

     is the sole general partner of Gotham Partners, L.P. and Gotham Partners III, L.P. Karenina Corp., which is wholly owned by Mr. William A. Ackman, and DPB Corp., which is wholly owned by Mr. David P. Berkowitz, are the sole general partners of Section H Partners, L.P. Messrs. Ackman and Berkowitz are the senior managing members of Gotham International Advisors, L.L.C., which, pursuant to an investment management agreement, has the sole power to vote and dispose of all of the shares of the Company's Common Stock owned by Gotham Partners International, Ltd. Gotham Holdings Management L.L.C. is the manager of Gotham Holdings II, L.L.C. Messrs. Ackman and Berkowitz are the senior managing members of Gotham Holdings II, L.L.C.

 (7) Includes 169,068 shares of Common Stock owned directly by Mr. Andrews and assumes the conversion of all shares of Series B Preferred Stock owned directly by Mr. Andrews into an aggregate of 261,002 shares of Common Stock. Also includes 200,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock.

 (8) Consists of 500,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Does not include options to purchase an aggregate of 1,500,000 shares of Common Stock which are not exercisable within 60 days after November 6, 2000.

 (9) Includes: (i) 2,408,637 shares of Common Stock owned directly by Mr. Beasley; (ii) 26,211 shares of Common Stock held in a 410(k) plan; (iii) 19,750 shares of Common Stock owned by Mr. Beasley's wife; (iv) an aggregate of 14,567 shares of Common Stock owned by Mr. Beasley's three children; and (v) 5,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Assumes: (i) the conversion of all shares of Series B Preferred Stock owned directly by Mr. Beasley into an aggregate of 3,629,062 shares of Common Stock; (ii) the conversion of all shares of Series B Preferred Stock held by a 401(k) plan into 39,474 shares of Common Stock; (iii) the conversion of all shares of Series B Preferred Stock owned by Mr. Beasley's wife into 29,731 shares of Common Stock; and (iv) the conversion of all shares of Series B Preferred Stock held by Mr. Beasley's three children into 21,922 shares of Common Stock.

(10) Includes 148,206 shares of Common Stock owned directly by Mr. Bell, 1,000 shares of Common Stock owned jointly by Mr. Bell and his wife and 20,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Also assumes (i) the conversion of all shares of Series B Preferred Stock owned directly by Mr. Bell into an aggregate of 223,292 shares of Common Stock and (ii) the conversion of all shares of Series B Preferred Stock owned jointly by Mr. Bell and his wife into an aggregate of 1,506 shares of Common Stock.

(11) Mr. Cuny serves as the Senior Vice-President of The Sodexho Group, an affiliate of Sodexho. Mr. Cuny beneficially owns 26,250 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. This number does not include shares of Common Stock beneficially owned by Sodexho, of which Mr. Cuny disclaims beneficial ownership.

(12) Includes 14,539 shares of Common Stock owned directly by Mr. Feldman and 20,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Assumes the conversion of all shares of Series B Preferred Stock owned directly by Mr. Feldman into an aggregate of 21,871 shares of Common Stock.

(13) Includes 167,610 shares of Common Stock owned directly by Mr. Russell, 437 shares of Common Stock owned jointly by Mr. Russell and his wife and 20,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Also assumes (i) the conversion of all shares of Series B Preferred Stock owned directly by Mr. Russell into an aggregate of 213,317 shares of Common Stock and (ii) the conversion of all shares of Series B Preferred Stock owned jointly by Mr. Russell and his wife into an aggregate of 627 shares of Common Stock.

(14) Includes 62,484 shares of Common Stock owned directly by Dr. Thomas and 20,000 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Assumes the conversion of all shares of Series B Preferred Stock owned directly by Dr. Thomas into an aggregate of 94,118 shares of Common Stock.

(15) Includes 971,419 shares of Common Stock owned directly by Mr. Burch and/or his affiliates. Assumes the conversion of all shares of Series B Preferred Stock owned directly by Mr. Burch and/or his affiliates into an aggregate of 1,463,607 shares of Common Stock.

(16) Includes 50,000 shares of Common Stock held in an IRA. Assumes: (i) the conversion of all shares of Series B Preferred Stock owned directly by Mr. Wedell into an aggregate of 50,360 shares of Common Stock; (ii) the conversion of all shares of Series B Preferred Stock owned by Mr. Wedell's wife into an aggregate of 62,950 shares of Common Stock; (iii) the conversion of all shares of Series B Preferred Stock held in an IRA (including, but not limited to, Series B Preferred Stock issued as a dividend with respect to shares of Common Stock held in such IRA) into an aggregate of 188,645 shares of Common Stock; and (iv) the conversion of all shares of Series B Preferred Stock owned by a trust into an aggregate of 324,822 shares of Common Stock. Does not include 105,756 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock held by Mr. Wedell's daughter, of which Mr. Wedell disclaims beneficial ownership.

(17) Includes: (i) 284,063 shares of Common Stock owned directly by Mr. Quinlan;
     (ii) 2,645 shares of Common Stock held in a 410(k) plan; (iii) 21,000 shares of Common Stock owned by Mr. Quinlan's wife; (iv) 450 shares of Common Stock owned by each of Mr. Quinlan's two daughters; and (v) 393,750 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Assumes: (i) the conversion of all shares of Series B Preferred Stock owned directly by Mr. Quinlan into an aggregate of 82,230 shares of Common Stock; (ii) the conversion of all shares of Series B Preferred Stock held by a 401(k) plan into 3,967 shares of Common Stock;
     (iii) the conversion of all shares of Series B Preferred Stock owned by Mr. Quinlan's wife into 31,640 shares of Common Stock; and (iv) the conversion of all shares of Series B Preferred Stock held by Mr. Quinlan's two daughters into 1,304 shares of Common Stock.

(18) Includes: (i) 294,183 shares of Common Stock owned directly by Mr. Massengale; (ii) 245 shares of Common Stock owned by Mr. Massengale's wife; and (iii) 75,559 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock and a vested award of deferred Common Stock. Assumes the conversion of all shares of Series B Preferred Stock owned directly by Mr. Massengale into an aggregate of 97,474 shares of Common Stock and the conversion of all shares of Series B Preferred Stock held by Mr. Massengale's wife into 351 shares of Common Stock.

(19) Includes 274,613 shares of Common Stock owned directly by Mr. Mullenger. Assumes the conversion of all shares of Series B Preferred Stock owned directly by Mr. Mullenger into an aggregate of 68,018 shares of Common Stock.

(20) Includes 274,912 shares of Common Stock owned directly by Mr. Turner and 11,375 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock. Assumes the conversion of all shares of Series B Preferred Stock owned directly by Mr. Turner into an aggregate of 68,419 shares of Common Stock.

(21) Includes 1,291,934 shares of Common Stock issuable upon the exercise of vested options to purchase Common Stock or deferred stock awards. Assumes the conversion of all shares of Series B Preferred Stock owned directly or indirectly by such persons into an aggregate of 6,979,709 shares of Common Stock.

SERIES A PREFERRED STOCK

     The following table sets forth, as of November 6, 2000, certain information with respect to the beneficial ownership of shares of the Company's Series A Preferred Stock by: (i) each director, and each nominee for director, of the Company; and (ii) the directors and nominees as a group. No executive officers of the Company owned any shares of Series A Preferred Stock as of November 6, 2000. In addition, the Company is aware of no beneficial holder of more than 5% of the Series A Preferred Stock.

                                                 NUMBER OF SHARES OF
                                                 SERIES A PREFERRED     PERCENTAGE OF SHARES OF
                                                 STOCK BENEFICIALLY     SERIES A PREFERRED STOCK
NAME OF BENEFICIAL OWNER                              OWNED(1)           BENEFICIALLY OWNED(2)
------------------------                         -------------------    ------------------------
C. Ray Bell....................................         5,000                  *
Lucius E. Burch, III...........................        10,000                  *
All directors and nominees for director as a
  group (13 persons)...........................        15,000                  *

-------------------------

 * Represents beneficial ownership of less than 1% of the outstanding shares of Series A Preferred Stock.

(1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) of the Exchange Act.

(2) Based on 4,300,000 shares of Series A Preferred Stock issued and outstanding.

                               PERFORMANCE GRAPH

     The Company's Common Stock is currently traded on the NYSE under the symbol "CXW". Prior to the completion of the Restructuring, the Company's Common Stock was traded on the NYSE under the symbol "PZN". On November 6, 2000, the last reported sales price of the Common Stock was $0.69 per share. On September 22, 2000, the Company issued 5,927,805 shares of its Series B Preferred Stock in connection with its 1999 REIT distribution requirements. As a result, on September 25, 2000, the Company's Common Stock began trading ex-dividend reflecting a distribution of $0.90. Subsequently, on [November 13, 2000], the Company issued approximately 1,590,682 shares of its Series B Preferred Stock in connection with its 1999 REIT distribution requirements. The Company's Common Stock began trading ex-dividend reflecting a distribution of approximately $0.19 on November 2, 2000 with respect to this distribution. The shares of Series B Preferred Stock are convertible into shares of Common Stock.

     The Company's Common Stock did not begin trading on the NYSE until January 4, 1999, the first day of trading following the completion of the 1999 Merger. As such, the information provided below relating to stockholder returns for the periods indicated relates to the Company, since the Common Stock began trading on January 4, 1999, as well as to each of Old Prison Realty and Old

CCA for periods prior to January 1, 1999. In the 1999 Merger, each Old Prison Realty common share was converted into one share of Common Stock and each share of Old CCA common stock was converted into the right to receive 0.875 share of Common Stock.

THE COMPANY

     The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Equity Index (the "NAREIT Index") for the year ended December 31, 1999. The Company has elected to qualify and be taxed as REIT with respect to its 1999 taxable year. The graph assumes an investment of $100 on January 4, 1999, a reinvestment of distributions and/or dividends and actual increase of the market value of the Company's Common Stock relative to the initial investment of $100. The comparisons in this table are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                               CORRECTIONS CORPORATION OF
                                                        AMERICA                   NAREIT INDEX                S&P 500 INDEX
                                               --------------------------         ------------                -------------
1/4/99*                                                    100                          100                         100
12/31/99                                                 25.22                        92.18                      121.15

-------------------------

 * Shares of Company's Common Stock did not begin trading on the NYSE until January 4, 1999. Accordingly, the table and graph reflect the Company's performance from that date only.

OLD PRISON REALTY

     The following graph provides a comparison of the cumulative total shareholder return on Old Prison Realty's common shares compared to the cumulative total return of the S&P 500 Index and the NAREIT Index for the six months ended December 31, 1997 and the year ended December 31, 1998. The graph assumes an investment of $100 on June 30, 1997, a reinvestment of distributions and/or dividends and actual increase of the market value of Old Prison Realty's common shares relative to the initial investment of $100.

                                                 CCA PRISON REALTY TRUST          NAREIT INDEX                S&P 500 INDEX
                                                 -----------------------          ------------                -------------
6/30/97*                                                $    100(1)                 $    100                    $    100
12/31/97                                                $ 216.82                    $ 112.17                    $ 110.58
12/31/98                                                $ 106.70                    $  91.06                    $ 142.18

-------------------------

 * Old Prison Realty's common shares did not begin trading on the NYSE until July 18, 1997. Accordingly, the table and graph reflect Old Prison Realty's performance from that date only.

(1) Reflects a purchase price of $21.00 per share, the initial public offering price of Old Prison Realty's common shares on the NYSE on July 18, 1997. The Company believes that the use of the initial offering price better reflects shareholder return rather than the use of the opening purchase price of Old Prison Realty's common shares on such date. If a purchase price of $28.00 were used as the initial investment price (as was done in determining Old Prison Realty's cumulative shareholder return in the performance graph appearing in Old Prison Realty's proxy statement prepared in connection with its 1998 Annual Meeting of Shareholders), the cumulative total shareholder return would be $157.69 and $77.60 for the periods ending December 31, 1997 and December 31, 1998, respectively.

OLD CCA

     The following graph provides a comparison, for the period of five years commencing December 31,1993 and ending December 31, 1998, of the yearly percentage change in the cumulative total shareholder return on Old CCA's common stock with the cumulative total return of the S&P 500 Index and an index consisting of companies that were either direct competitors of Old CCA or other regional service organizations with similar market capitalization to Old CCA prior to the 1999 Merger (the "Peer Group Index"). Old CCA believed that the companies included within the Peer Group Index generally possessed assets, liabilities and operations more similar to those of Old CCA than the companies comprising other publicly-available indices. The graph assumes an investment of $100 on December 31, 1993, a reinvestment of dividends and actual increase of the market value of Old CCA's common stock relative to the initial investment of $100.

                                                    CORRECTIONS CORP.              PEER GROUP*              S&P 500 COMPOSITE
                                                    -----------------              -----------              -----------------
12/31/93                                                  100.00                     100.00                      100.00
12/31/94                                                  179.17                     108.76                      101.36
12/31/95                                                  825.00                     179.65                      139.48
12/31/96                                                 1355.56                     201.31                      171.48
13/31/97                                                 1647.22                     233.38                      228.69
12/31/98                                                  783.33                     179.57                      294.05

-------------------------

  * The Peer Group includes AMRESCO, Chattem, Inc., Command Security Corporation, Correctional Services Corp.**, Hospital Staffing Services, Inc., Insituform Technology, Inc., Medalliance, Inc., Nichols Research Corporation, Phycor, Inc., Pinkerton, Inc., REN-Corporation-USA, Republic Automotive Parts, Inc., Saks, Inc.*** and Wackenhut Corrections. (Medalliance stopped trading stock on November 19, 1995 and Ren Corp stopped trading stock on November 1, 1995; therefore, they have been deleted from the Peer Group after December 31, 1994. Hospital Staffing Services, Inc. stopped trading stock on March 27, 1998 and Republic Automotive Parts, Inc., stopped trading stock on June 26, 1998; therefore, they have been deleted from the Peer Group after December 31, 1997.)
 ** Correctional Services Corp was formerly known as Esmor Corporation.
*** Proffitts, Inc. merged with Saks, Inc. on September 17, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company commenced operations on January 1, 1999 following the 1999 Merger. Operating Company commenced operations on January 1, 1999 as the result of the contribution and assignment of certain facility management contracts and related assets by Old CCA to Operating Company in connection with the 1999 Merger. Prior to the completion of the Restructuring, the Company leased the substantial majority of the correctional and detention facilities owned by it to Operating Company pursuant to long term triple-net leases. Operating Company paid the Company $238.6 million pursuant to its leases with the Company during 1999 and $55.9 million in 2000 through September 30, 2000 with respect to such leases. As a result of the Restructuring, the leases were canceled. Prior to the completion of the Restructuring, Operating Company also paid the Company a fee for the right to use the "Corrections Corporation of America" name. Operating Company paid the Company $6.5 million in 1999 and $2.2 million in 2000 under the terms of a trade name use agreement The Company and Operating Company also entered into a series of additional contractual arrangements in connection with the completion of the 1999 Merger, providing for payments by the

Company to Operating Company as tenant incentive fees and for the performance of certain services by Operating Company. The Company paid Operating Company $68.6 million under the terms of these agreements during 1999, and made no such payments in 2000. As a result of the Restructuring, each of these agreements were canceled.

     Also in connection with the 1999 Merger, Operating Company executed a promissory note in the aggregate principal amount of $137.0 million, which bears interest at a rate of 12% per annum, with 10% of the outstanding principal amount of the note being personally guaranteed by Doctor R. Crants. Pursuant to the terms of the note, payments of accrued interest were due and payable annually on December 31 of each year, with the first such payment due and payable on December 31, 1999. Due to Operating Company's liquidity position prior to the Restructuring, Operating Company deferred the first scheduled payment of accrued interest on the note. As a result of the Restructuring, the note was assumed by the Company's operating subsidiary in its merger with Operating Company. All amounts remain outstanding under the note. As of August 31, 2000, $27.4 million of interest on the note has been forgiven, which represented all accrued interest on the note through such date.

     Prior to the completion of the Restructuring, the Company owned 100% of Operating Company's non-voting common stock, which represented approximately 9.5% of Operating Company's issued and outstanding capital stock. The terms of the non-voting common stock provided for the payment of dividends as and if declared by Operating Company's board of directors on a parity with shares of Operating Company's voting common stock. No dividends were ever declared or paid to the Company by Operating Company.

     The Company owns 100% of the outstanding non-voting common stock of each of PMSI and JJFMSI, which entitles the Company to receive cash dividends equal to 95% of each entity's net income, as defined. PMSI and JJFMSI paid the Company $11.0 million and $10.6 million in dividends, respectively, in 1999, and $4.4 million and $2.3 million, respectively, in 2000. It is currently anticipated that, in connection with the Restructuring, following the attainment of necessary lender and regulatory approval, each of PMSI and JJFMSI will merge with and into a wholly owned subsidiary of the Company. In the merger, the wardens of the facilities operated by each of PMSI and JJFMSI will receive shares of the Company's Common Stock valued at approximately $1.2 million in exchange for shares of PMSI and JJFMSI common stock currently held by such wardens. All shares of PMSI and JJFMSI common stock held by the Company and certain subsidiaries of PMSI and JJFMSI will be canceled in the merger.

     In connection with the Restructuring, in September 2000 a wholly owned subsidiary of PMSI purchased 85% of the outstanding voting common stock of PMSI held by an outside entity controlled by a director of PMSI and his family for a cash purchase price of $8.0 million. In addition, PMSI and the subsidiary paid the chief manager of the entity $150,000 for expenses incurred in connection with the transaction as well as $125,000 in consideration of the chief managers agreement not to compete with the business of PMSI for a period of one year following the purchase. Also in connection with the Restructuring, in September 2000 a wholly owned subsidiary of JJFMSI purchased 85% of the outstanding voting common stock of JJFMSI held by an outside entity controlled by a former director of JJFMSI for a cash purchase price of $4.8 million. In addition, JJFMSI and the subsidiary paid the chief manager of the entity $250,000 for expenses incurred in connection with the transaction.

     Jean-Pierre Cuny, a member of the Company's Board of Directors, is the senior vice-president of The Sodexho Group, an affiliate of Sodexho. Prior to the Restructuring, Mr. Cuny also served as a member of the Board of Directors of Operating Company. Sodexho has a contractual right to have a representative serve on the Company's Board of Directors, provided such nominee is elected by the

Company's stockholders. Immediately prior to the completion of the Restructuring, the Company purchased all of the shares of common stock of Operating Company held by Sodexho, which represented approximately 16.9% of the outstanding common stock of Operating Company, for an aggregate of $8.0 million in non-cash consideration, consisting of 5,673,759 shares of the Company's Common Stock.

     As a part of the Restructuring and consistent with the requirements of previously existing contractual arrangements, JJFMSI and its wholly owned subsidiary, CCA (UK) Limited, a company incorporated in England and Wales ("CCA UK"), agreed to sell their 50% ownership interest in two international subsidiaries, Corrections Corporation of Australia Pty. Ltd., an Australian corporation ("CCA Australia"), and U.K. Detention Services Limited, a company incorporated in England and Wales ("UKDS"), to Sodexho for a cash purchase price of $6.4 million. Sodexho currently owns the remaining 50% interest in each of CCA Australia and UKDS. JJFMSI and CCA UK agreed to sell the shares of CCA Australia and UKDS to Sodexho, contingent on, among other things, the parties obtaining the requisite consents of the appropriate authorities in Australia and the United Kingdom for the transfer of the interests. In connection with the sale of JJFMSI's and CCA UK's interest in CCA Australia and UKDS to Sodexho, Sodexho granted JJFMSI an option to repurchase a 25% interest in each entity at any time prior to September 11, 2002 (i.e., 24 months from the date of the agreement), assuming the stock purchases are completed. JJFMSI has the right to repurchase a 25% interest in each entity for aggregate cash consideration of $4.0 million if such option is exercised on or before February 11, 2002 (i.e., 18 months from the date of the Option Agreement), and for aggregate cash consideration of $4.2 million if such option is exercised after February 11, 2001 but prior to September 11, 2001.

     In 1999 and 2000, the Company and Operating Company made certain payments to their respective directors in connection with their service on the Special Committee of the Company's Board of Directors. These payments are previously described in detail in Proposal 1 of this Proxy Statement under the heading "Certain Information Concerning the Board of Directors and Executive Officers."

     William F. Andrews, the Chairman of the Board of Directors of the Company, served as the chairman of the board of directors of JJFMSI following the completion of the 1999 Merger and through August 2000. The compensation being paid to Mr. Andrews in connection with his appointment as the Chairman of the Board of Directors of the Company is set forth in the Report of the Compensation Committee contained herein under the heading "Executive Compensation."

     Thomas W. Beasley, a member of the Board of Directors of the Company served as the Chairman of the Board of Directors of the Company from December 1999 through August 2000. Mr. Beasley also served as the interim Chief Executive Officer of the Company during 2000 and as interim Chief Executive Officer of Operating Company during 2000. Mr. Beasley is the Chairman of the Board of Directors of PMSI. Payments made to Mr. Beasley in 2000 for his services to the Company as its Chairman and interim Chief Executive Officer are set forth in the Report of the Compensation Committee contained herein under the heading "Executive Compensation."

     C. Ray Bell, a member of the Company's Board of Directors, is the principal of a construction company which, as a part of its business, builds correctional and detention facilities, including facilities for the Company. In 1999, Mr. Bell's construction company received fees in the amount of $26.5 million for construction services provided to the Company, and the Company has paid Mr. Bell's company $23.8 million in 2000. During 1998, Old CCA and Old Prison Realty paid $40.8 million and $8.7 million, respectively to Mr. Bell's construction company for construction services.

     In connection with the 1999 Merger, Charles W. Thomas, a director of the Company, received a total of $3.0 million from the Company and Old CCA for the provision of certain consulting services to each of the Company and Old CCA. The Company also paid Dr. Thomas $20,000 in 1999 and $75,000 in 2000 for certain consulting and investor relation services.

     During 1999, DC Investment Partners, LLC, a private investment manager of which D. Robert Crants, III and Michael W. Devlin are principals, leased certain office space from the Company.

     In connection with their resignation or terminations from the Company, the Company entered into various severance arrangements and/or made various severance payments to each of Doctor R. Crants, the former Chief Executive Officer of the Company and Operating Company, D. Robert Crants, the former President of the Company, Michael W. Devlin, the former Chief Operating Officer of the Company and Vida H. Carroll, the former Chief Financial Officer, Secretary and Treasurer of the Company, during 1999 and 2000. These arrangements and payments are previously described in detail in Proposal 1 of this Proxy Statement under the heading entitled "Employment Agreements and Change in Control Provisions -- Severance Agreements With Former Executive Officers of the Company."

     Stokes Bartholomew Evans & Petree, P.A. is tax and securities counsel to the Company, and Stokes Bartholomew Evans & Petree, P.A. also provides certain legal services to the operating Company, PMSI and JJFMSI. Samuel W. Bartholomew, Jr., a shareholder of Stokes Bartholomew Evans & Petree, P.A., served as the chairman of the board of directors of JJFMSI following the completion of the 1999 Merger and through August 2000. Prior to the 1999 Merger, Mr. Bartholomew was a member of the Board of Directors of Old CCA. During 1999, the Company paid $5.8 million to Stokes & Bartholomew, P.A.

     Joseph F. Johnson, Jr. is currently a member of the Board of Directors of JJFMSI and served as a member of the board of directors of PMSI following the completion of the 1999 Merger and through September 2000. Mr. Johnson also served as a member of the Board of Directors of Old CCA prior to the 1999 Merger. Old CCA paid fees of approximately $1.6 million and $1.3 million in 1998 and 1997, respectively to Mr. Johnson, or an entity controlled by Mr. Johnson, for consulting services related to various contractual relationships and services rendered at one of Old CCA's facilities. While the Company paid no fees to Mr. Johnson in 1999 or 2000, in 1999 the Operating Company paid Mr. Johnson, or an entity controlled by him, $747,000 for consulting services related to various contractual relationships. In 2000 Operating Company paid Mr. Johnson, or an entity controlled by him, $480,000 for these continued services.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Commission and the NYSE. Executive officers, directors and 10% Holders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and on written representations made to the Company that no other reports were required during or with respect to the fiscal year ended December 31, 1999, all Section 16(a) filing requirements relating to the Company were timely made with the exception of the following reports: (1) Doctor R. Crants inadvertently failed to file a Form 4 with the Commission on a timely basis to report an exercise of certain options to purchase the Company's Common Stock; (2) Ned Ray McWherter inadvertently failed to file on a Form 4 with the Commission on a timely basis to report one sale of the Company's Common Stock; and (3) Jackson W. Moore inadvertently failed to file a Form 4 with the Commission on a timely basis with respect to two purchases of the Company's Common Stock.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Under the rules of the Commission, if a stockholder wants the Company to include a proposal in the Company's proxy statement and form of proxy for presentation at the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting"), the proposal must be received by the Company at the following address: Corrections Corporation of America, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Such proposal will also need to comply with the regulations of the Commission regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

     Under the Bylaws of the Company, and as permitted by the rules of the Commission, a stockholder may nominate a director or present a stockholder proposal not included in the Company's proxy statement at the Company's 2001 Annual Meeting. Written notice of such a nomination or proposal, along with appropriate supporting information and documentation, must be submitted, via certified mail, return receipt requested to: Corrections Corporation of America,
Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

     The Company's annual meeting of stockholders will generally be held during the month of May of each year. For a nomination or proposal to be presented at the Company's 2001 Annual Meeting, it must be received at the Company's principal executive offices (i) not earlier than the 90th day prior to the 2001 Annual Meeting, and (ii) not later than the 60th day prior to the 2001 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2001 Annual Meeting is first made. If the Company does not receive notice during such period, the nomination or proposal will not be presented at the 2001 Annual Meeting. Additionally, persons named as proxies in the Company's proxy materials relating to the 2001 Annual Meeting will use their discretion in voting the proxies when any nominations or proposals from stockholders not received during such period are raised at the meeting.

                          ANNUAL REPORT AND FORM 10-K

     The Company previously delivered its 1999 Annual Report to Stockholders in April 2000. All stockholders of record on the Record Date will receive with this Proxy Statement selected excerpts of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as updated by the Company's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2000, June 30, 2000 and September 30, 2000. This information, however, is not part of the proxy solicitation materials. Any stockholder who desires a copy of the Company's 1999 Annual Report to Stockholders or the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Commission, may obtain a copy without charge by addressing a request to the Secretary of Corrections Corporation of America at 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                          By Order of the Board of Directors,

                                          William F. Andrews
                                          Chairman of the Board of Directors

                                          John D. Ferguson
                                          Vice Chairman of the Board of
                                          Directors and
                                          Chief Executive Officer and President

November   , 2000
Nashville, Tennessee

                                                                      APPENDIX A

                       CORRECTIONS CORPORATION OF AMERICA

                         FORM OF ARTICLES OF AMENDMENT

     Corrections Corporation of America, a Maryland corporation (the "Corporation"), certifies as follows:

          First: The charter of the Corporation is hereby amended by deleting the first paragraph of Article V thereof and inserting in its place the following:

             The total number of shares of stock which the Corporation shall
        have authority to issue is                (               ), of which
                       (               ) shares are of a class denominated
        common stock, $0.01 par value per share (the "Common Stock"), and fifty million (50,000,000) shares of a class denominated preferred stock, $0.01 par value per share (the "Preferred Stock"). The aggregate par
        value of all shares of all classes is $          . Four million three
        hundred thousand (4,300,000) shares of the Preferred Stock shall be designated as "8.0% Series A Cumulative Preferred Stock" (the "Series A Preferred Stock"). Twelve million (12,000,000) shares of the Preferred Stock shall be designated as "Series B Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock"). Effective at 5:00 p.m. (New
        York City time) on December   , 2000, each                shares of
        stock of the Corporation of a class formerly denominated common stock, $0.01 par value per share, issued and outstanding at that time and held by a stockholder shall be changed, without any action on the part of the stockholder, into one fully paid and nonassessable share of Common Stock. The Corporation shall not issue fractional shares of Common Stock.

          Second: The total number of shares of stock of all classes which the Corporation had authority to issue immediately before the foregoing amendment was four hundred fifty million (450,000,000), of which four hundred million (400,000,000) shares were of a class designated common stock, $0.01 par value per share, and fifty million (50,000,000) shares were of a class denominated preferred stock, $0.01 par value per share. The aggregate par value of all shares of all classes was $4,500,000.

          Third: The total number of shares of stock of all classes which the Corporation has authority to issue after the foregoing amendment is
                    (               ), of which               (          )
     shares are of a class denominated Common Stock, $0.01 par value per share, and fifty million (50,000,000) shares are of a class denominated preferred stock, $0.01 par value per share. The aggregate par value of all shares of
     all classes is $          .

             Fourth: Except as set forth in Article FIRST above, the description of each class of authorized stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, was not changed by the amendment.

             Fifth: The foregoing amendment was advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment
to be signed in its name and on its behalf on this      day of December, 2000,
by its President who acknowledges that these Articles of Amendment are the act of the Corporation and that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

ATTEST:                                                CORRECTIONS CORPORATION OF AMERICA

                                                    By:
---------------------------------------------------    ------------------------------------------------
                      Secretary                                          John D. Ferguson
                                                                             President

                                                                      APPENDIX B

             FIRST AMENDMENT TO CORRECTIONS CORPORATION OF AMERICA

                       1997 EMPLOYEE SHARE INCENTIVE PLAN

     Section 3 of the Corrections Corporation of America 1997 Employee Share Incentive Plan is hereby amended as follows:

          (1) By deleting the first paragraph in its entirety and substituting therefor the following:

             "The total number of Shares reserved and available for distribution under the Plan shall be 15,000,000 shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares."

     Section 5(c) of the Corrections Corporation of America 1997 Employee Share Incentive Plan is hereby amended as follows:

          (2) By the addition of a new sentence, as follows:

             "Notwithstanding any provision of this Section 5(c), the Board of Directors of the Company may authorize the grant of a Share Option, all or a portion of which is immediately exercisable upon the date of grant of such Share Option."

                                                                      APPENDIX C

                       CORRECTIONS CORPORATION OF AMERICA

                           2000 STOCK INCENTIVE PLAN

     1. Purpose of the Plan. The Corrections Corporation of America 2000 Stock Incentive Plan (this "Plan") is intended to encourage stock ownership by employees, consultants and non-employee directors of Corrections Corporation of America (the "Company"), and employees and consultants of Affiliate Corporations, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 7 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and all other options granted by the Committee hereunder shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "Options"), stock appreciation rights ("Rights"), which Rights may be either granted in conjunction with Options ("Related Rights") or unaccompanied by Options ("Free Standing Rights"), restricted stock awards ("Restricted Shares"), or performance awards ("Performance Awards"), as hereinafter set forth.

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

          (b) "Annual Grant Amount" shall have the meaning ascribed to it in
     Section 8 hereof.

          (c) "Award" shall mean an Option, a Right, Restricted Share, or Performance Award granted hereunder.

          (d) "Award Agreement" shall have the meaning ascribed to it in Section 3 hereof.

          (e) "Board" shall have the meaning ascribed to it in Section 3 hereof.

          (f) "Change in Control" shall mean the happening of any of the following:

             (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiary Corporations, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

             (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

             (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

          (g) "Code" shall have the meaning ascribed to it in Section 1 hereof.

          (h) "Committee" shall have the meaning ascribed to it in Section 3 hereof.

          (i) "Common Stock" shall mean shares of the Company's Common Stock.

          (j) "Company" shall have the meaning ascribed to it in Section 1 hereof.

          (k) "Covered Officer" shall mean, as of a particular date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Code, provided that such term shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

          (l) "Disability" shall mean a Participant's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (m) "Effective Date" shall mean the effective date of the plan as set forth in Section 17 hereof.

          (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o) "Excise Tax" shall have the meaning ascribed to it in Section 15 hereof.

          (p) "Fair Market Value" per share as of a particular date shall mean
     (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

          (q) "Free Standing Rights" shall have the meaning ascribed to it in
     Section 1 hereof.

          (r) "Gross-Up Payment" shall have the meaning ascribed to it in
     Section 15 hereof.

          (s) "Incentive Stock Options" shall have the meaning ascribed to it in
     Section 1 hereof.

          (t) "Meeting Grant Date" shall have the meaning ascribed to it in
     Section 8 hereof.

          (u) "Nonqualified Stock Options" shall have the meaning ascribed to it in Section 1 hereof.

          (v) "Optionee" shall have the meaning ascribed to it in Section 4 hereof.

          (w) "Option Price" shall have the meaning ascribed to it in Section 3 hereof.

          (x) "Options" shall have the meaning ascribed to it in Section 1 hereof.

          (y) "Participant" shall have the meaning ascribed to it in Section 4 hereof.

          (z) "Performance Awards" shall have the meaning ascribed to it in
     Section 1 hereof.

          (aa) "Related Rights" shall have the meaning ascribed to it in Section 1 hereof.

          (bb) "Restricted Shares" shall have the meaning ascribed to it in
     Section 1 hereof.

          (cc) "Rights" shall have the meaning ascribed to it in Section 1 hereof.

          (dd) "Retirement" shall mean a Participant's termination of employment in accordance with the provisions of the Corrections Corporation of America 401(k) Savings and Retirement Plan on or after such Participant's Normal Retirement Date, as defined in such plan.

          (ee) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ff) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

          (gg) "Withholding Tax" shall have the meaning ascribed to it in
     Section 14 hereof.

     3. Administration. This Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which shall be comprised of two or more persons, each of whom shall qualify as a "Non-Employee Director" as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority: to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an "Award Agreement"); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The

Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

     No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4. Eligibility. Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, "employee" shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a "Participant" or "Optionee."

     A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

     5. Stock. The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 25,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 13 hereof.

     To the extent that (i) any Award granted under the Plan expires, is terminated or forfeited without being exercised, settled or, with respect to Restricted Shares, vested, (ii) any Option granted under the Plan is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or (iii) any Free Standing Right granted under the Plan expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

     6. Options. Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Award Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

          (c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than fifty percent (50%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of an Incentive Stock Option, shall be further subject to the limitations described in

     Section 7 hereof. The Option Price shall be subject to adjustment as provided in Section 14 hereof. The date on which the Committee approves the issuance of an Option shall be considered the day on which such Option is granted.

          (d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash, in shares of Common Stock owned by the Participant for at least six months having a Fair Market Value equal to such Option Price or in a combination of cash and such shares of Common Stock. In addition, if permitted by the Committee in its sole discretion, payment may also be made in whole or in part in the form of an option to acquire Common Stock or in the form of another Award hereunder (based, in each case, on the Fair Market Value of such option or Award on the date the Option is exercised, as determined by the Committee).

          (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall be subject to the limitations described in Section 7 hereof. The exercise period shall be subject to earlier termination as provided in subparagraphs
     (f) and (g) below. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred
     (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

          (f) Termination of Employment. Except as provided in this subparagraph (f) and in subparagraph (g) below, an Option may not be exercised unless the Participant is then in the employ or service of (i) the Company, (ii) an Affiliate Corporation or (iii) a corporation issuing or assuming the Option in a transaction to which Code Section 424 applies or a Subsidiary Corporation of the corporation described in this clause
     (iii), and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

          (g) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation or within a period of three (3) months after the termination of such employment or service, (ii) a Participant's employment or service with the Company shall terminate by reason of Disability or Retirement, or (iii) there occurs a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or

     Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control. The Committee in its discretion may alter the foregoing limitations at or after the date of grant of an Option.

          (h) Nontransferability of Options. Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

          (i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

          (j) Other Provisions. The Award Agreements authorized under this Plan may contain such other provisions as the Committee deems advisable, including without limitation (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with the qualification of such Option as an Incentive Stock Option.

     7. Incentive Stock Options. Options granted pursuant to this Section 7 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified herein:

          (a) Option Price. The Option Price per share of Common Stock shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of a share on the date of grant.

          (b) Option Term. The term of each Incentive Stock Option shall be determined by the Committee at the time of grant, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date such Incentive Stock Option is granted.

          (c) Limitations on Exercise. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. In the event the foregoing limitation is violated, the Option shall be treated as an Incentive Stock Option with respect to shares having a fair market value (determined at the time of grant) equal to $100,000 and as a Nonqualified Stock Option with respect to the remaining shares. In making this determination, the rules specified in Section 422(d) of the Code shall be determinative.

          (d) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) such Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Stock Option is granted

     8. Director Nonqualified Stock Options.

          (a) Grant Amounts. Each non-employee director shall be granted a Nonqualified Stock Option to purchase 40,000 shares of Common Stock (the "Annual Grant Amount") following the meeting of the stockholders of the Company at which such individual is elected or reelected to the office of director (the "Meeting Grant Date") with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors elected at the meeting of the stockholders of the Company for 40,000 shares to be effective as of the Effective Date, (ii) the Option Price per share shall equal one hundred percent (100%) of the Fair Market Value per share on the date of grant, and (iii) with respect to any director who is elected or nominated to become director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction the numerator which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve.

          (b) Fractional Shares. No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

          (c) No Discretion. With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8.

     9. Stock Appreciation Rights.

          (a) Grant and Exercise. Related Rights may be granted either at or after the time of the grant of an Option. A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

          A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

          (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

             (i) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the Award Agreement and the provisions of this Plan.

             (ii) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the Option Price per share with respect to the related Option, multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

             (iii) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph
        (h) of Section 6 of this Plan.

             (iv) Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

             (v) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten
        (10) years after the date such Right is granted.

             (vi) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Award Agreement relating to the Free Standing Right (which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant), multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

             (vii) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant or his legal guardian or legal representative.

             (viii) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

     10. Restricted Shares.

          (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards).

          (b) Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

          (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

          (d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while in the employ or service of the Company or an Affiliate Corporation thereof or within a period of three (3) months thereafter, (ii) a

     Participant's employment or service with the Company shall terminate by reason of Disability or Retirement, or (iii) there occurs a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

     11. Performance Awards.

          (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or shares of Common Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

          (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     12. Provisions Applicable to Covered Officers. The Committee in its discretion may grant performance-based Options, Rights and/or Restricted Shares to Covered Officers as Performance Awards which shall be subject to the terms and provisions of this Section 12.

          (a) Nature of Performance Goals. Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

             (i) earnings before interest, taxes, depreciation and/or amortization;

             (ii) operating income or profit;

             (iii) return on equity, assets, capital, capital employed, or investment;

             (iv) after-tax operating income;

             (v) net income;

             (vi) earnings or book value per share;

             (vii) cash flow(s);

             (viii) total sales or revenues or sales or revenues per employee;

             (ix) stock price or total shareholder return; or

             (x) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof.

     Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

          (b) Maximum Awards. The maximum number of shares in respect of which Performance Awards may be granted under the Plan to any Covered Officer shall be 1,500,000 during any three year period, and the maximum amount of any such Awards which may be settled in cash shall be $750,000 during any three year period.

          (c) Option Price for Options Granted as Performance Awards. The Option Price per share of Common Stock for any Options granted as Performance Awards shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

          (d) Section 162(m) Compliance.  To the extent necessary to comply with
     Section 162(m) of the Code, the Committee, not later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), shall in writing (i) select the performance goal or goals applicable to the performance period,
     (ii) establish the various targets and bonus amounts which may be earned for such performance period and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

     13. Effect of Certain Changes.

          (a) Certain Changes in Capitalization. If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. This Plan does not give effect to the proposed amendment of the Company's Charter to effect a reverse stock split of the Common Stock. If such reverse stock split is approved by the holders of the majority of the voting shares of the Company, this Plan and any individual grants of Awards hereunder shall be restated such that the effect of the reverse stock split is taken into account in accordance with the preceding.

          (b) Change in Par Value. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

          (c) Determination by Committee. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

     14. Agreement by Participant Regarding Withholding Taxes. If the Committee shall so require, as a condition of grant, exercise or settlement or otherwise, each Participant shall agree that:

          (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a "Withholding Tax"); and

          (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

     15. Gross-Up for Excise Tax. An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change in Control to the accelerated vesting of an Award, if such Participant is subject to excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the "Gross-Up Payment") which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this
Section 15) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change in Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

     16. Termination and Amendment. Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after December 14, 2010. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder's consent.

     17. Effectiveness; Approval of Stockholders. This Plan shall take effect as of December 14, 2000 (the "Effective Date"), subject to the approval of the holders of the majority of the voting shares of the Company at the Company's 2000 Annual Meeting of Stockholders.

     18. Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

     19. Governing Law. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Tennessee.

PROXY  CORRECTIONS CORPORATION OF AMERICA ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoint(s) William F. Andrews and John D. Ferguson, and each of them, with full power of substitution and revocation, as proxies of the undersigned, and hereby authorize(s) them to represent and to vote, as designated, all of the voting common stock of Corrections Corporation of America, a Maryland corporation (the "Company"), held by the undersigned on Thursday, November 9, 2000, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 13, 2000, at 10:00 a.m., local time, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, and any adjournments or postponements thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND "FOR" EACH OF THE FOLLOWING PROPOSALS:

1. Election of Directors.

   [ ] FOR ALL NOMINEES NAMED               [ ] WITHHOLD AUTHORITY TO VOTE FOR
                                                ALL NOMINEES
   NOMINEES: WILLIAM F. ANDREWS, JOHN D. FERGUSON, JEAN-PIERRE CUNY, JOSEPH V. RUSSELL, LUCIUS E. BURCH, III, JOHN D. CORRENTI, C. MICHAEL JACOBI, JOHN R. PRANN, JR. AND HENRI L. WEDELL.
   [ ]
  ------------------------------------------------------------------------------
   FOR ALL NOMINEES EXCEPT AS LISTED ABOVE

2. Approval of an amendment to the Company's charter to effect a reverse stock split of the Company's common stock at a ratio to be determined in the discretion of the board of directors, provided that such ratio shall not be less than one-for-ten and shall not exceed one-for-twenty, and to effect a related reduction of the stated capital of the Company.
               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. Approval of the Amendment to the 1997 Employee Share Incentive Plan and Adoption of the 2000 Equity Incentive Plan.
               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4. Ratification of the Action of the Board of Directors in Selecting the Firm of Arthur Andersen LLP to Be the Independent Auditors of the Company for the Fiscal Year Ending December 31, 2000.
               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

5. In Their Discretion on Any Other Business as May Come Before the Meeting or Any Adjournments and Postponements Thereof.

   Mark here if you plan to attend the meeting [ ] Mark here for address change and note below [ ]

   PLEASE FULLY COMPLETE, DATE, PROPERLY SIGN, AND RETURN THIS PROXY
PROMPTLY. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each nominee and FOR each of the proposals.

                                                  Signature:
                                                  ------------------------------

                                                  Date:
                                                  ------------------------------

                                                  Signature:
                                                  ------------------------------

                                                  Date:
                                                  ------------------------------

                                                  NOTE: PLEASE DATE AND SIGN THE
                                                  PROXY EXACTLY AS YOUR NAME
                                                  APPEARS ON YOUR STOCK
                                                  CERTIFICATE(S) OR ON THIS
                                                  PROXY. EACH JOINT OWNER MUST
                                                  SIGN. WHEN SIGNING AS
                                                  ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE OR
                                                  GUARDIAN, PLEASE PROVIDE FULL
                                                  TITLE AS SUCH. IF A
                                                  CORPORATION, PLEASE HAVE THE
                                                  PROXY EXECUTED BY AN
                                                  AUTHORIZED OFFICER AND USE THE
                                                  FULL CORPORATE NAME OF THE
                                                  STOCKHOLDER. IF A PARTNERSHIP
                                                  OR A LIMITED LIABILITY
                                                  COMPANY, PLEASE SIGN IN SUCH
                                                  ORGANIZATION'S NAME BY AN
                                                  AUTHORIZED PERSON. THE PROXY
                                                  SHALL BE DEEMED A GRANT OF
                                                  AUTHORITY TO VOTE.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

                             CCA PRISON REALTY TRUST

                       1997 EMPLOYEE SHARE INCENTIVE PLAN


         SECTION 1.  Purpose; Definitions.

         The purpose of the CCA Prison Realty Trust 1997 Employee Share Incentive Plan (the "Plan") is to enable CCA Prison Realty Trust (the "Company") to attract, retain and reward key employees of the Company and the Chairman of the Board of the Company's Board of Trustees (the "Board"), and strengthen the mutuality of interests between such individuals and the Company's shareholders, by offering such individuals performance-based share incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         b.      "Board" means the Board of Trustees of the Company.

         c.      "Book Value" means, as of any given date, on a per share basis
(i) the shareholders' equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding Shares as of such year-end date (as adjusted by the Committee for subsequent events).

         d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         e. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         f. "Company" means CCA Prison Realty Trust, a Maryland real estate investment trust, or any successor trust or corporation.

         g. "Deferral Period" means the period described in Section 8(a) below.

         h. "Deferred Shares" means an award made pursuant to Section 8 below of the right to receive Shares at the end of a specified Deferral Period.

         i. "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

         j. "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate on or after attainment of age sixty-two (62) but before attainment of age sixty-five (65).

         k. "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the reported closing price of the Shares on the New York Stock Exchange or, if no such sale of Shares is reported on the New York Stock Exchange on such date, the fair market value of the Shares as determined by the Committee in good faith.

         l. "Immediate Family Member" means a person described in Section 5(e) below.

         m. "Incentive Option" means any Share Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         n. "Non-Qualified Option" means any Share Option that is not an Incentive Option.

         o. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

         p. "Other Share-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Shares.

         q. "Plan" means this CCA Prison Realty Trust 1997 Employee Share Incentive Plan, as hereinafter amended from time to time.

         r. "Restricted Shares" means an award of Shares that is subject to restrictions under Section 7 below.

         s.      "Restriction Period" means the period described in Section
7(c) below.

         t.      "Retirement" means Normal or Early Retirement.

         u. "Shares" means the Common Shares, $.01 par value per share, of the Company.

         v. "Share Appreciation Right" means the right pursuant to an award granted under Section 6 below to receive upon exercise an amount equal to the excess of the Fair Market Value of one Share over the price per share specified in the award agreement multiplied by the number of Shares in respect of which a Share Appreciation Right has been exercised.

         w. "Share Option" or "Option" means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) granted pursuant to Section 5 below.

         x. "Share Purchase Right" means the right to purchase Shares pursuant to Section 9.

         y. "Subsidiary" means any corporation (or other entity) in an unbroken chain of corporations and other entities beginning with the Company if each of the corporations and other entities (other than the last corporation or other entity in the unbroken chain) owns equity interests possessing more than 50% of the total combined voting power of all classes of equity interests in one of the other corporations or entities in the chain.

         In addition, the terms "Change in Control", "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 11(b), (c) and (d) below.

         SECTION 2. Administration.

         The Plan shall be administered by the Compensation Committee of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

         The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Share Options, (ii) Share Appreciation Rights, (iii) Restricted Shares,
(iv) Deferred Shares, (v) Share Purchase Rights and/or (vi) Other Share-Based Awards.

         In particular, the Committee shall have the authority:

                 (i) to select the officers and other key employees of the Company and its Subsidiaries and Affiliates to whom Share Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights and/or Other Share-Based Awards may from time to time be granted hereunder;

                 (ii) to determine whether and to what extent Incentive Options, Non-Qualified Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights and/or Other Share-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                 (iii) to determine the number of shares to be covered by each such award granted hereunder;

                 (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Share Option or other award and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                 (v) to determine whether and under what circumstances a Share Option may be settled in cash, Restricted Shares and/or Deferred Shares under Section 5(k) or (l), as applicable, instead of Shares that are neither Restricted Shares nor Deferred Shares;

                 (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

                 (vii) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

                 (viii) to determine the terms and restrictions applicable to Share Purchase Rights and the Shares purchased by exercising such rights.

         The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 3.  Shares Subject to Plan.

         The total number of Shares reserved and available for distribution under the Plan shall be 1,300,000 shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

         Subject to Section 6(b)(iv) below, if any Shares that have been optioned cease to be subject to a Share Option, or if any such Shares that are subject to any Restricted Shares or Deferred Shares award, Share Purchase Right or Other Share-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of

Shares, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, Share dividend, Share split or other change in corporate structure affecting the Shares, an adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding Options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights under the Plan, and in the number of Shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Share Appreciation Right associated with any Share Option.

         SECTION 4.  Eligibility.

         The Chairman of the Board, all Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan; provided, however, that the Chairman of the Board shall not be eligible to receive Incentive Options hereunder. Except as provided in the preceding sentence, any reference herein to "Employees" and their employment by the Company shall be deemed to include the Chairman of the Board and his service as a trustee of the Company, unless otherwise determined by the Committee. Without limiting the generality of the foregoing, the Committee shall have the full authority to interpret the provisions of the Plan as they may apply (or may not apply) to the Chairman of the Board, and any determination by the Committee in this regard shall be final and conclusive.

         SECTION 5.  Share Options.

         Share Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Share Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Share Options granted under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options.

         The Committee shall have the authority to grant to any optionee Incentive Options, Non-Qualified Options, or both types of Share Options (in each case with or without Share Appreciation Rights).

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) Option Price. The option price per Share purchasable under a Share Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market

Value of the Shares at grant, in the case of Incentive Options, and not less than 50% of the Fair Market Value of the Shares at grant, in the case of Non-Qualified Options.

         (b) Option Term. The term of each Share Option shall be fixed by the Committee, but no Share Option shall be exercisable more than ten years after the date the Option is granted.

         (c) Exercisability. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(f) and (g) and Section 11, unless otherwise determined by the Committee at or after grant, no Share Option shall be exercisable prior to the later of (i) the first anniversary date of the granting of the Option or (ii) the second anniversary date of employment of the employee by the Company. If the Committee provides, in its sole discretion, that any Share Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Share Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of a Share Option or unrestricted Shares already owned by the optionee or, in the case of the exercise of a Non-Qualified Option, Restricted Shares or Deferred Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Share Option or the Shares on the date the option is exercised, as determined by the Committee).

         If payment of the option exercise price of a Non-Qualified Option is made in whole or in part in the form of Restricted Shares or Deferred Shares, such Restricted Shares or Deferred Shares (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Shares award or Deferred Shares award in question, and any additional Shares received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

         No Shares shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a).

         (e) Transferability of Options. Incentive Options shall be transferable by the optionee only by will or by the laws of descent and shall be exercisable, during the optionee's lifetime, only by the optionee. Non-Qualified Options shall be transferable by the optionee by will or by the laws of descent or to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) one or more entities in which the optionee has a 10% or greater equity interest, provided that (y) the share option agreement pursuant to which such Non-Qualified Options are granted must be approved by the Committee, and (z) subsequent transfers of transferred Non-Qualified Options shall be prohibited except those in accordance with this subparagraph (e). Following transfer, any such Non-Qualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan or the option agreement executed pursuant hereto, the term "optionee" shall be deemed to refer to the transferee.

         (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Share Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter.

         (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Share Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Share Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Share Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Share Option will thereafter be treated as a Non-Qualified Option.

         (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Share Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Share Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Share Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Option.

         (i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Share Option shall thereupon terminate.

         (j) Incentive Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Option under such Section 422.

         If an Incentive Option granted under this Plan is first exercisable in any calendar year to obtain Shares having a fair market value (determined at the time of grant) in excess of $100,000, the option is treated as an Incentive Option for Shares having a fair market value (determined at the time of grant) equal to $100,000 and as a Non-Qualified Option for the remaining Shares. In making this determination, the rules specified in Section 422(d) of the Code shall be determinative, including the aggregate of all Incentive Options which are first exercisable in that calendar year under any plan of the Company.

         To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                 (i) if (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to the $100,000 limitation contained in Section 422(b)(7) of the Code, is greater than the portion of such option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Option; and

                 (ii) if the exercise of an Incentive Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Option by reason of the $100,000 limitation contained in Section 422(b)(7) of the Code shall be treated as a Non-Qualified Option.

         An employee who owns Shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company shall not be eligible to receive an Incentive Option.

         (k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

         (l) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

         SECTION 6. Share Appreciation Rights.

         (a) Grant and Exercise. Share Appreciation Rights may be granted either alone, in addition to or in conjunction with other awards granted under the Plan.

         A Share Appreciation Right may be exercised by a right holder, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the right holder shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

         (b) Terms and Conditions. Share Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                 (i) Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 6(b)(iv) and (v) and Section 11, unless otherwise determined by the Committee at or after grant, no Share Appreciation Right shall be exercisable prior to the later of
         (i) the first anniversary date of the granting of the Share Appreciation Right or (ii) the second anniversary date of employment
         of the employee by the Company.   The exercise of Share Appreciation
         Rights held by right holders who are
         subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") shall comply with Rule 16b-3 thereunder, to the extent applicable.

                 (ii) Upon the exercise of a Share Appreciation Right, a right holder shall be entitled to receive an amount in cash (or, if expressly provided in the award agreement, an amount in cash and/or Shares) equal in value to the excess of the Fair Market Value of one Share over the price per share specified in the award agreement multiplied by the number of Shares in respect of which the Share Appreciation Right shall have been exercised. The amount of cash and, if applicable, the number of Shares to be paid shall be calculated on the basis of the Fair Market Value of the Shares on the date of exercise.

                 (iii) Share Appreciation Rights shall be transferable by the right holder by will or by the laws of descent or to (A) the Immediate Family Members of the right holder, (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, (C) a partnership in which such Immediate Family Members are the only partners, or (D) one or more entities in which the right holder has a 10% or greater equity interest, provided that (y) the award agreement pursuant to which such Share Appreciation Rights are granted must be approved by the Committee, and (z) subsequent transfers of transferred Share Appreciation Rights shall be prohibited except those in accordance with this subparagraph (iii). Following transfer, any such Share Appreciation Rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan or the award agreement executed pursuant hereto, the term "right holder" shall be deemed to refer to the transferee.

                 (iv) Except as otherwise provided in the award agreement, if a right holder's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Share Appreciation Right held by such right holder may thereafter be exercised, to the extent such right was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the right holder under the will of the right holder, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Share Appreciation Right, whichever period is the shorter.

                 (v) Except as otherwise provided in the award agreement, if a right holder's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Share Appreciation Right held by such right holder may thereafter be exercised by the right holder, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Share

         Appreciation Right, whichever period is the shorter; provided, however, that, if the right holder dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Share Appreciation Right held by such right holder shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Share Appreciation Right, whichever period is the shorter.

                 (vi) Except as otherwise provided in the award agreement, if a right holder's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Share Appreciation Right held by such right holder may thereafter be exercised by the right holder, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Share Appreciation Right, whichever period is the shorter; provided, however, that, if the right holder dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Share Appreciation Right held by such right holder shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Share Appreciation Right, whichever period is the shorter.

                 (vii) In its sole discretion, the Committee may grant "Limited" Share Appreciation Rights under this Section 6, i.e., Share Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Share Appreciation Rights shall be settled solely in cash.

                 (viii) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Share Appreciation Right or Limited Share Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

         SECTION 7.  Restricted Shares.

         (a) Administration. Restricted Shares may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

         The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

         The provisions of Restricted Shares awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of a Restricted Shares award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                 (i) The purchase price for Restricted Shares shall be equal to or less than their par value and may be zero.

                 (ii) Awards of Restricted Shares must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Shares Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                 (iii) Each participant receiving a Restricted Shares award shall be issued a Share certificate in respect of such shares of Restricted Shares. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                 (iv) The Committee shall require that the share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares award, the participant shall have delivered a share power, endorsed in blank, relating to the Shares covered by such award.

         (c) Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Shares awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                 (ii)      Except as provided in this paragraph (ii) and
         Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Shares to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                 (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                 (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

         (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Restricted Shares award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

         SECTION 8.  Deferred Shares.

         (a) Administration. Deferred Shares may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

         The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

         The provisions of Deferred Shares awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. The Deferred Shares awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Shares awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in
         Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Shares award.

                 (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Shares award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                 (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Shares in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                 (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Shares award and/or waive the deferral limitations for all or any part of such award.

                 (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for such Deferred Shares award (or such installment).

                 (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Shares agreement executed by the Company and the participant.

         (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and the service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Shares award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

         SECTION 9.  Share Purchase Rights.

         (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Share Purchase Rights which shall enable such participants to purchase Shares (including Deferred Shares and Restricted Shares):

                 (i)     at its Fair Market Value on the date of grant;

                 (ii)    at 50% of such Fair Market Value on such date;

                 (iii)   at an amount equal to Book Value on such date; or

                 (iv) at an amount equal to the par value of such Shares on such date.

         The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

         The terms of Share Purchase Rights awards need not be the same with respect to each participant.

         Each Share Purchase Right award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement.

         (b) Exercisability. Share Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Share Purchase Rights of persons potentially subject to Section 16(b) of the Securities Exchange Act of 1934 shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for 10 trading days at the purchase price specified by the Committee in accordance with Section 9(a).

         SECTION 10.  Other Share-Based Awards.

         (a) Administration. Other awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares ("Other Share-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Share awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Share Options, Share Appreciation Rights, Restricted Shares, Deferred Shares or Share Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

         Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of Shares to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Shares upon the completion of a specified performance period.

         The provisions of Other Share-Based Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Other Share-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

                 (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                 (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                 (iii) Any award under Section 10 and any Shares covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                 (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 10.

                 (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

                 (vi) Shares (including securities convertible into Shares) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this
         Section 10 shall be priced at least 50% of the Fair Market Value of the Shares on the date of grant.

         SECTION 11.  Change in Control Provisions.

         (a)     Impact of Event.  In the event of:

         (1)     a "Change in Control" as defined in Section 11(b), or

         (2) a "Potential Change in Control" as defined in section 11(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                 (i) Any Share Appreciation Rights (including, without limitation, any Limited Share Appreciation Rights) outstanding for at least six months and any Share Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                 (ii) The restrictions and deferral limitations applicable to any Restricted Shares, Deferred Shares, Share Purchase Rights and Other Share-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                 (iii) The value of all outstanding Share Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights and Other Share-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) Definition of "Change in Control". For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

                 (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

                 (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of trustees of the Company immediately prior to such transaction; or

                 (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each trustee of the Company first elected during such period was approved by a vote of at least two-thirds of the trustees of the Company then still in office who were trustees of the Company at the beginning of any such period.

         (c)     Definition of Potential Change in Control.  For purposes of
Section 11(a), a "Potential Change in Control" means the happening of any one of the following:

                 (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

                 (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Trustees of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d)     Definition of Change in Control Price.  For purposes of this
Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Options and Share Appreciation Rights relating to Incentive Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Share Appreciation Rights (or Limited Share Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 11(a)(2)(iii).

         SECTION 12.  Ownership Limitation.

         All awards hereunder shall be subject to the ownership limitations set forth in the Declaration of Trust of the Company. Without limiting the generality of the foregoing, any award which causes a recipient, or any constructive or beneficial owner of Shares (as determined under Sections 318 and 544, respectively, of the Code), to own or be deemed to own shares in excess of such ownership limitations shall be void ab initio.

         SECTION 13.  Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Share Option, Share Appreciation Right (or Limited Share Appreciation Right), Restricted or

Deferred Shares award, Share Purchase Right or Other Share-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's shareholders, would:

         (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or

         (b) change the employees or class of employees eligible to participate in the Plan.

         The Committee may amend the terms of any Share Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Share Options for previously granted Share Options (on a one for one or other basis), including previously granted Share Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

         SECTION 14.  Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

         SECTION 15.  General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to a Share Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for Shares or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the

Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Share Options, Share Purchase Rights and other Plan awards).

         (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland.

         SECTION 16.  Effective Date of Plan.

         The Plan shall be effective as of April 21, 1997, subject to the approval of the Company's shareholders.

         SECTION 17.  Term of Plan.

         No Share Option, Share Appreciation Right, Restricted Shares award, Deferred Shares award, Share Purchase Right or Other Share-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

         SECTION 17.  Restrictions on Transfer.

         Awards of derivative securities (as defined in Rule 16a-1(c) under the Securities Exchange Act of 1934 or any successor definition adopted by the Securities and Exchange Commission) granted under the Plan shall not be transferable except (a) by will or the laws of descent and distribution, or (b) as provided in Sections 5(e) and 6(b)(iii) of the Plan.